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                                                        CONFORMED COPY

                             AMRESCO, INC.

                               AS ISSUER

                                  TO

                       BANK ONE, COLUMBUS, N.A.

                              AS TRUSTEE





                               INDENTURE




                           JANUARY 15, 1996

                10% SENIOR SUBORDINATED NOTES DUE 2003


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                                 AMRESCO, INC.
    RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939, AS AMENDED
                  AND INDENTURE, DATED AS OF JANUARY 15, 1996


Trust Indenture Act                                           Indenture
      Section                                                  Section

   Section 310 (a)(1)  . . . . . . . . . . . . . . . . .         608
   Section 310 (a)(2)  . . . . . . . . . . . . . . . . .         608
   Section 310 (a)(3)  . . . . . . . . . . . . . . . . .         Inapplicable
   Section 310 (a)(4)  . . . . . . . . . . . . . . . . .         Inapplicable
               (b)         . . . . . . . . . . . . . . .         605
                     . . . . . . . . . . . . . . . . . .         609
   Section 311       . . . . . . . . . . . . . . . . . .         605
   Section 312 (a)   . . . . . . . . . . . . . . . . . .         701
                     . . . . . . . . . . . . . . . . . .         702
               (b)   . . . . . . . . . . . . . . . . . .         702
               (c)   . . . . . . . . . . . . . . . . . .         702
   Section 313 (a)   . . . . . . . . . . . . . . . . . .         703
               (b)(1). . . . . . . . . . . . . . . . . .         Inapplicable
               (b)(2). . . . . . . . . . . . . . . . . .         703
               (c)   . . . . . . . . . . . . . . . . . .         703
               (d)   . . . . . . . . . . . . . . . . . .         703
   Section 314 (a)   . . . . . . . . . . . . . . . . . .         704
                     . . . . . . . . . . . . . . . . . .         1012
               (b)   . . . . . . . . . . . . . . . . . .         Inapplicable
               (c)(1). . . . . . . . . . . . . . . . . .         102
               (c)(2). . . . . . . . . . . . . . . . . .         102
               (c)(3). . . . . . . . . . . . . . . . . .         Inapplicable
               (d)   . . . . . . . . . . . . . . . . . .         Inapplicable
               (e)   . . . . . . . . . . . . . . . . . .         102
   Section 315 (a)   . . . . . . . . . . . . . . . . . .         601
                     . . . . . . . . . . . . . . . . . .         603
               (b)   . . . . . . . . . . . . . . . . . .         602
               (c)   . . . . . . . . . . . . . . . . . .         601
               (d)   . . . . . . . . . . . . . . . . . .         601
                     . . . . . . . . . . . . . . . . . .         603
               (e)   . . . . . . . . . . . . . . . . . .         603
                     . . . . . . . . . . . . . . . . . .         607
   Section 316 (a)(1)(A) . . . . . . . . . . . . . . . .         512
               (a)(1)(B) . . . . . . . . . . . . . . . .         513

                                     ii

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               (a)(2). . . . . . . . . . . . . . . . . .        Inapplicable
               (b)   . . . . . . . . . . . . . . . . . .         508
               (c)   . . . . . . . . . . . . . . . . . .         104
   Section 317 (a)(1). . . . . . . . . . . . . . . . . .         503
               (a)(2). . . . . . . . . . . . . . . . . .         504
               (b)   . . . . . . . . . . . . . . . . . .         1003
   Section 318 (a)   . . . . . . . . . . . . . . . . . .         108
______________________________________________________
NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                      iii

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                              TABLE OF CONTENTS
                                                                           Page

ARTICLE ONE - DEFINITIONS AND OTHER PROVISIONS OF GENERAL
    APPLICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
    Section 101.     Definitions. . . . . . . . . . . . . . . . . . . . . . . 1
            ACQUIRED INDEBTEDNESS . . . . . . . . . . . . . . . . . . . . . . 2
            ACT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
            AFFILIATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
            AUTHENTICATING AGENT. . . . . . . . . . . . . . . . . . . . . . . 2
            AUTHORIZED NEWSPAPER. . . . . . . . . . . . . . . . . . . . . . . 2
            BOARD OF DIRECTORS. . . . . . . . . . . . . . . . . . . . . . . . 3
            BOARD RESOLUTION. . . . . . . . . . . . . . . . . . . . . . . . . 3
            BUSINESS DAY. . . . . . . . . . . . . . . . . . . . . . . . . . . 3
            CAPITALIZED LEASE OBLIGATION. . . . . . . . . . . . . . . . . . . 3
            COMMISSION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
            COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
            COMPANY REQUEST AND COMPANY ORDER . . . . . . . . . . . . . . . . 3
            CONSOLIDATED. . . . . . . . . . . . . . . . . . . . . . . . . . . 3
            CONSOLIDATED CAPITALIZATION . . . . . . . . . . . . . . . . . . . 3
            CONSOLIDATED EBITDA . . . . . . . . . . . . . . . . . . . . . . . 4
            CONSOLIDATED INTEREST EXPENSE . . . . . . . . . . . . . . . . . . 4
            CONSOLIDATED NET INCOME . . . . . . . . . . . . . . . . . . . . . 4
            CONSOLIDATED NET WORTH. . . . . . . . . . . . . . . . . . . . . . 4
            CONSOLIDATED SUBSIDIARY . . . . . . . . . . . . . . . . . . . . . 4
            CORPORATE TRUST OFFICE. . . . . . . . . . . . . . . . . . . . . . 4
            CORPORATION . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
            DEFAULT NOTICE. . . . . . . . . . . . . . . . . . . . . . . . . . 4
            DEFAULTED INTEREST. . . . . . . . . . . . . . . . . . . . . . . . 4
            DEPOSITORY. . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
            EVENT OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . 5
            EXCLUSIVE POWER . . . . . . . . . . . . . . . . . . . . . . . . . 5
            GAAP. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
            GOVERNMENT OBLIGATIONS. . . . . . . . . . . . . . . . . . . . . . 5
            HOLDER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
            INDEBTEDNESS FOR MONEY BORROWED . . . . . . . . . . . . . . . . . 5
            INDENTURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
            INDEPENDENT PUBLIC ACCOUNTANTS. . . . . . . . . . . . . . . . . . 6
            INITIAL INTEREST ACCRUAL DATE . . . . . . . . . . . . . . . . . . 6
            INTEREST COVERAGE RATIO . . . . . . . . . . . . . . . . . . . . . 6
            INTEREST PAYMENT DATE . . . . . . . . . . . . . . . . . . . . . . 6
            ISSUE DATE. . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
            JUNIOR INDEBTEDNESS . . . . . . . . . . . . . . . . . . . . . . . 6


                                       iv

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            LEGAL HOLIDAY . . . . . . . . . . . . . . . . . . . . . . . . . . 7
            MATERIAL SUBSIDIARY . . . . . . . . . . . . . . . . . . . . . . . 7
            MATURITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
            MAXIMUM ANNUAL REPAYMENT AMOUNT . . . . . . . . . . . . . . . . . 7
            MONEY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
            NONRECOURSE INDEBTEDNESS. . . . . . . . . . . . . . . . . . . . . 7
            NOTE OR NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . 7
            NOTE REGISTER AND NOTE REGISTRAR. . . . . . . . . . . . . . . . . 8
            OFFICE OR AGENCY. . . . . . . . . . . . . . . . . . . . . . . . . 8
            OFFICERS' CERTIFICATE . . . . . . . . . . . . . . . . . . . . . . 8
            OPINION OF COUNSEL. . . . . . . . . . . . . . . . . . . . . . . . 8
            OUTSTANDING . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
            PAYING AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . . 9
            PERMITTED PAYMENTs. . . . . . . . . . . . . . . . . . . . . . . . 9
            PERSON. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
            PLACE OF PAYMENT. . . . . . . . . . . . . . . . . . . . . . . . . 9
            PREDECESSOR NOTE. . . . . . . . . . . . . . . . . . . . . . . . . 9
            REDEMPTION DATE . . . . . . . . . . . . . . . . . . . . . . . . . 9
            REDEMPTION PRICE. . . . . . . . . . . . . . . . . . . . . . . . . 9
            REGULAR RECORD DATE . . . . . . . . . . . . . . . . . . . . . . . 9
            REPAYMENT DATE. . . . . . . . . . . . . . . . . . . . . . . . . . 9
            REPAYMENT PRICE . . . . . . . . . . . . . . . . . . . . . . . . .10
            RESPONSIBLE OFFICER . . . . . . . . . . . . . . . . . . . . . . .10
            RESTRICTED PAYMENT. . . . . . . . . . . . . . . . . . . . . . . .10
            SENIOR AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . .10
            SENIOR EVENT OF DEFAULT . . . . . . . . . . . . . . . . . . . . .10
            SENIOR INDEBTEDNESS . . . . . . . . . . . . . . . . . . . . . . .10
            SENIOR RECOURSE INDEBTEDNESS. . . . . . . . . . . . . . . . . . .10
            SPECIAL RECORD DATE . . . . . . . . . . . . . . . . . . . . . . .10
            STATED MATURITY . . . . . . . . . . . . . . . . . . . . . . . . .10
            SUBORDINATED INDEBTEDNESS . . . . . . . . . . . . . . . . . . . .10
            SUBSIDIARY. . . . . . . . . . . . . . . . . . . . . . . . . . . .10
            TRANSACTION . . . . . . . . . . . . . . . . . . . . . . . . . . .10
            TRUST INDENTURE ACT . . . . . . . . . . . . . . . . . . . . . . .11
            TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
            UNITED STATES . . . . . . . . . . . . . . . . . . . . . . . . . .11
            VICE PRESIDENT. . . . . . . . . . . . . . . . . . . . . . . . . .11
            VOTING STOCK. . . . . . . . . . . . . . . . . . . . . . . . . . .11
    Section 102.     COMPLIANCE CERTIFICATES AND OPINIONS.. . . . . . . . . .11
    Section 103.     FORM OF DOCUMENTS DELIVERED TO TRUSTEE.. . . . . . . . .12
    Section 104.     ACTS OF HOLDERS. . . . . . . . . . . . . . . . . . . . .12
    Section 105.     NOTICES, ETC. TO TRUSTEE AND COMPANY.. . . . . . . . . .14
    Section 106.     NOTICE TO HOLDERS OF NOTES; WAIVER.. . . . . . . . . . .14

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    Section 107.     LANGUAGE OF NOTICES. . . . . . . . . . . . . . . . . . .15
    Section 108.     CONFLICT WITH TRUST INDENTURE ACT. . . . . . . . . . . .15
    Section 109.     EFFECT OF HEADINGS AND TABLE OF CONTENTS.. . . . . . . .15
    Section 110.     SUCCESSORS AND ASSIGNS.. . . . . . . . . . . . . . . . .15
    Section 111.     SEPARABILITY CLAUSE. . . . . . . . . . . . . . . . . . .15
    Section 112.     BENEFITS OF INDENTURE. . . . . . . . . . . . . . . . . .16
    Section 113.     GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . .16
    Section 114.     LEGAL HOLIDAYS.. . . . . . . . . . . . . . . . . . . . .16
    Section 115.     SCHEDULES. . . . . . . . . . . . . . . . . . . . . . . .16
    Section 116.     COUNTERPARTS.. . . . . . . . . . . . . . . . . . . . . .16

ARTICLE TWO - FORM OF NOTES . . . . . . . . . . . . . . . . . . . . . . . . .17
    Section 201.     FORMS GENERALLY. . . . . . . . . . . . . . . . . . . . .17
    Section 202.     FORM OF FACE OF NOTE.. . . . . . . . . . . . . . . . . .18
    Section 203.     FORM OF REVERSE OF NOTE. . . . . . . . . . . . . . . . .20
    Section 204.     FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION. . . . .23
    Section 205.     NOTES IN GLOBAL FORM.. . . . . . . . . . . . . . . . . .23

ARTICLE THREE - THE NOTES . . . . . . . . . . . . . . . . . . . . . . . . . .24
    Section 301.     TITLE AND TERMS. . . . . . . . . . . . . . . . . . . . .24
    Section 302.     CURRENCY; DENOMINATIONS. . . . . . . . . . . . . . . . .24
    Section 303.     EXECUTION, AUTHENTICATION, DELIVERY AND DATING . . . . .25
    Section 304.     TEMPORARY NOTES. . . . . . . . . . . . . . . . . . . . .26
    Section 305.     REGISTRATION, TRANSFER AND EXCHANGE. . . . . . . . . . .26
    Section 306.     MUTILATED, DESTROYED, LOST AND STOLEN NOTES. . . . . . .28
    Section 307.     PAYMENT OF INTEREST; RIGHTS TO INTEREST PRESERVED. . . .29
    Section 308.     PERSONS DEEMED OWNERS. . . . . . . . . . . . . . . . . .30
    Section 309.     CANCELLATION.. . . . . . . . . . . . . . . . . . . . . .31
    Section 310.     AUTHENTICATION AND DELIVERY OF ORIGINAL ISSUE. . . . . .31
    Section 311.     COMPUTATION OF INTEREST. . . . . . . . . . . . . . . . .31
    Section 312.     MAXIMUM INTEREST RATE. . . . . . . . . . . . . . . . . .32

ARTICLE FOUR - SATISFACTION AND DISCHARGE . . . . . . . . . . . . . . . . . .32
    Section 401.     SATISFACTION AND DISCHARGE OF INDENTURE. . . . . . . . .32
    Section 402.     APPLICATION OF TRUST MONEY.. . . . . . . . . . . . . . .33

ARTICLE FIVE - REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . .33
    Section 501.     EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . .33
    Section 502.     ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT . . .35
    Section 503.     COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY
                      TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . .36
    Section 504.     TRUSTEE MAY FILE PROOFS OF CLAIM.. . . . . . . . . . . .37
    Section 505.     TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES .38
    Section 506.     APPLICATION OF MONEY COLLECTED.. . . . . . . . . . . . .38

                                      vi

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    Section 507.     LIMITATIONS ON SUITS.. . . . . . . . . . . . . . . . . .39
    Section 508.     UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL AND
                      INTEREST. . . . . . . . . . . . . . . . . . . . . . . .40
    Section 509.     RESTORATION OF RIGHTS AND REMEDIES.. . . . . . . . . . .40
    Section 510.     RIGHTS AND REMEDIES CUMULATIVE.. . . . . . . . . . . . .40
    Section 511.     DELAY OR OMISSION NOT WAIVER.. . . . . . . . . . . . . .40
    Section 512.     CONTROL BY HOLDERS OF NOTES. . . . . . . . . . . . . . .41
    Section 513.     WAIVER OF PAST DEFAULTS. . . . . . . . . . . . . . . . .41
    Section 514.     UNDERTAKING FOR COSTS. . . . . . . . . . . . . . . . . .41
    Section 515.     WAIVER OF STAY OR EXTENSION LAWS.. . . . . . . . . . . .42

ARTICLE SIX - THE TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . . . . 42
    Section 601.     CERTAIN DUTIES AND RESPONSIBILITIES. . . . . . . . . . .42
    Section 602.     NOTICE OF DEFAULTS.. . . . . . . . . . . . . . . . . . .43
    Section 603.     CERTAIN RIGHTS OF TRUSTEE. . . . . . . . . . . . . . . .44
    Section 604.     NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF NOTES. . . .45
    Section 605.     MAY HOLD NOTES.. . . . . . . . . . . . . . . . . . . . .45
    Section 606.     MONEY HELD IN TRUST. . . . . . . . . . . . . . . . . . .45
    Section 607.     COMPENSATION AND REIMBURSEMENT.. . . . . . . . . . . . .45
    Section 608.     CORPORATE TRUSTEE REQUIRED; ELIGIBILITY. . . . . . . . .46
    Section 609.     RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR. . . .47
    Section 610.     ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.. . . . . . . . .48
    Section 611.     MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO
                      BUSINESS  . . . . . . . . . . . . . . . . . . . . . . .48
    Section 612.     APPOINTMENT OF AUTHENTICATING AGENT. . . . . . . . . . .49

ARTICLE SEVEN - HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY . . . . . .50
    Section 701.     COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF
                      HOLDERS . . . . . . . . . . . . . . . . . . . . . . . .50
    Section 702.     PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS .51
    Section 703.     REPORTS BY TRUSTEE.. . . . . . . . . . . . . . . . . . .51
    Section 704.     REPORTS BY COMPANY.. . . . . . . . . . . . . . . . . . .51

ARTICLE EIGHT - CONSOLIDATION, MERGER AND SALES . . . . . . . . . . . . . . .52
    Section 801.     COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.. .52
    Section 802.     SUCCESSOR PERSON SUBSTITUTED FOR COMPANY.. . . . . . . .53

ARTICLE NINE - SUPPLEMENTAL INDENTURES  . . . . . . . . . . . . . . . . . . .54
    Section 901.     SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.. . .54
    Section 902.     SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS. . . . .54
    Section 903.     EXECUTION OF SUPPLEMENTAL INDENTURES.. . . . . . . . . .55
    Section 904.     EFFECT OF SUPPLEMENTAL INDENTURES. . . . . . . . . . . .56
    Section 905.     REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES. . . . . .56
    Section 906.     EFFECT ON SENIOR INDEBTEDNESS. . . . . . . . . . . . . .56
    Section 907.     RECORD DATE. . . . . . . . . . . . . . . . . . . . . . .56

                                      vii

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ARTICLE TEN - COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . .57
    Section 1001.    PAYMENT OF PRINCIPAL AND INTEREST. . . . . . . . . . . .57
    Section 1002.    MAINTENANCE OF OFFICE OR AGENCY. . . . . . . . . . . . .57
    Section 1003.    MONEY FOR NOTE PAYMENTS TO BE HELD IN TRUST. . . . . . .57
    Section 1004.    CORPORATE EXISTENCE. . . . . . . . . . . . . . . . . . .58
    Section 1005.    MAINTENANCE OF PROPERTIES. . . . . . . . . . . . . . . .59
    Section 1006.    RESTRICTIONS ON DIVIDENDS, REDEMPTIONS AND OTHER
                      PAYMENTS. . . . . . . . . . . . . . . . . . . . . . . .59
    Section 1007.    LIMITATION ON INDEBTEDNESS FOR MONEY BORROWED. . . . . .60
    Section 1008.    INSURANCE. . . . . . . . . . . . . . . . . . . . . . . .60
    Section 1009.    PAYMENT OF TAXES AND OTHER CLAIMS. . . . . . . . . . . .61
    Section 1010.    BOOKS AND RECORDS. . . . . . . . . . . . . . . . . . . .61
    Section 1011.    STATEMENT BY OFFICERS AS TO DEFAULT. . . . . . . . . . .61
    Section 1012.    WAIVER OF CERTAIN COVENANTS. . . . . . . . . . . . . . .62
    Section 1013.    LIMITATION ON RANKING OF FUTURE INDEBTEDNESS . . . . . .62
    Section 1014.    LIMITATIONS ON RESTRICTING SUBSIDIARY DIVIDENDS. . . . .62
    Section 1015.    LIMITATION ON TRANSACTIONS WITH AFFILIATES . . . . . . .63
    Section 1016.    MINIMUM INTEREST COVERAGE RATIO. . . . . . . . . . . . .63
    Section 1017.    EXCEPTIONS TO COVENANTS. . . . . . . . . . . . . . . . .64

ARTICLE ELEVEN - REDEMPTION OF NOTES  . . . . . . . . . . . . . . . . . . . .64
    Section 1101.    RIGHT OF REDEMPTION. . . . . . . . . . . . . . . . . . .64
    Section 1102.    ELECTION TO REDEEM; NOTICE TO TRUSTEE. . . . . . . . . .64
    Section 1103.    SELECTION BY TRUSTEE OF NOTES TO BE REDEEMED.. . . . . .64
    Section 1104.    NOTICE OF REDEMPTION.. . . . . . . . . . . . . . . . . .65
    Section 1105.    DEPOSIT OF REDEMPTION PRICE. . . . . . . . . . . . . . .66
    Section 1106.    NOTES PAYABLE ON REDEMPTION DATE.. . . . . . . . . . . .66
    Section 1107.    NOTES REDEEMED IN PART.. . . . . . . . . . . . . . . . .66

ARTICLE TWELVE - REPAYMENT AT THE OPTION OF HOLDERS . . . . . . . . . . . . .67
    Section 1201.    REPAYMENT OPTION UPON DEATH OF HOLDER. . . . . . . . . .67
    Section 1202.    DEPOSIT OF REPAYMENT PRICE.. . . . . . . . . . . . . . .68
    Section 1203.    NOTES PAYABLE ON REPAYMENT DATE. . . . . . . . . . . . .68
    Section 1204.    NOTES REPAID IN PART.. . . . . . . . . . . . . . . . . .69

ARTICLE THIRTEEN - SUBORDINATION OF NOTES . . . . . . . . . . . . . . . . . .69
    Section 1301.    NOTES SUBORDINATED TO SENIOR INDEBTEDNESS. . . . . . . .69
    Section 1302.    SUBROGATION. . . . . . . . . . . . . . . . . . . . . . .73
    Section 1303.    OBLIGATION OF COMPANY UNCONDITIONAL. . . . . . . . . . .74
    Section 1304.    PAYMENTS ON NOTES PERMITTED. . . . . . . . . . . . . . .74
    Section 1305.    EFFECTUATION OF SUBORDINATION BY TRUSTEE.. . . . . . . .74
    Section 1306.    NOTICE TO TRUSTEE AND KNOWLEDGE OF TRUSTEE.. . . . . . .74
    Section 1307.    TRUSTEE MAY HOLD SENIOR INDEBTEDNESS.. . . . . . . . . .75
    Section 1308.    RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS NOT IMPAIRED. .75

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ARTICLE FOURTEEN - RIGHT TO REQUIRE REPURCHASE  . . . . . . . . . . . . . . .75
    Section 1401.    RIGHT TO REQUIRE REPURCHASE. . . . . . . . . . . . . . .75
    Section 1402.    NOTICE; METHOD OF EXERCISING REPURCHASE RIGHT. . . . . .76
    Section 1403.    DEPOSIT OF REPURCHASE PRICE. . . . . . . . . . . . . . .77
    Section 1404.    NOTES NOT REPURCHASED ON REPURCHASE DATE . . . . . . . .77
    Section 1405.    NOTES REPURCHASED IN PART. . . . . . . . . . . . . . . .77
    Section 1406.    PRIORITY OF REPURCHASE RIGHTS. . . . . . . . . . . . . .77
    Section 1407.    DEFINITION OF REPURCHASE EVENT . . . . . . . . . . . . .77

         INDENTURE, dated as of January 15, 1996 (the "Indenture"), between AMRESCO, INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), having executive offices located at 1845 Woodall Rodgers Freeway, Suite 1700, Dallas, Texas 75201 and Bank One, Columbus, N.A., a national banking association duly organized and existing under the laws of United States (hereinafter called the "Trustee"), having its principal corporate trust office at 100 East Broad Street, Columbus, Ohio 43215.

                            RECITALS OF THE COMPANY

         The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of its 10% Senior Subordinated Notes due 2003 (hereinafter called the "Notes"), to be issued in such amount and to have such provisions as are hereinafter set forth. All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

         This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder that are required to be part of this Indenture and, to the extent applicable, shall be governed by such provisions.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Notes by the Holders (as hereinafter defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders from time to time of the Notes, as follows:

                                  ARTICLE ONE

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         SECTION 101.     DEFINITIONS.

         Except as otherwise expressly provided in this Indenture or unless the context otherwise requires, for all purposes of this Indenture:

                 (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                 (2) all other terms used herein which are defined in the Trust Indenture Act (as hereinafter defined), either directly or by reference therein, have the meanings assigned to them therein;

                 (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board in effect from time to time ("GAAP") and, except as otherwise herein expressly provided, the term "GAAP" with respect to any computation required or permitted hereunder shall mean GAAP at the date of such computation;

                 (4) the words "herein", "hereof", "hereto" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                 (5) the word "or" is always used inclusively (for example, the phrase "A or B" means "A or B or both", not "either A or B but not both").

         Certain terms used principally in certain Articles hereof are defined in those Articles.

         "ACQUIRED INDEBTEDNESS" means indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Company or assumed in connection with the acquisition by the Company or a Subsidiary of the Company of assets from such Person, and not incurred in connection with, or in anticipation of, such Person becoming a Subsidiary of the Company or such acquisition.

         "ACT", when used with respect to any Holder, has the meaning specified in Section 104.

         "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "AUTHENTICATING AGENT" means any Person authorized by the Trustee pursuant to Section 612 to act on behalf of the Trustee to authenticate Notes.

         "AUTHORIZED NEWSPAPER" means a newspaper, in an official language of the place of publication or in the English language, customarily published on each day that is a Business Day in the place of publication, whether or not published on days that are Legal Holidays in the place of publication, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any day that is a Business Day in the place of publication.

         "BOARD OF DIRECTORS" means the board of directors of the Company or any duly authorized committee of that board.

         "BOARD RESOLUTION" means a copy of one or more resolutions, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

         "BUSINESS DAY", with respect to any Place of Payment or other location, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a Legal Holiday in such Place of Payment or other location.

         "CAPITALIZED LEASE OBLIGATION" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property which obligations are required to be classified and accounted for as capital lease obligations on a balance sheet of such Person under GAAP and, for purposes of this Indenture, the amount of such obligations at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

         "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934 or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "COMPANY" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

         "COMPANY REQUEST" and "COMPANY ORDER" mean, respectively, a written request or order, as the case may be, signed in the name of the Company by the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, or by another officer of the Company duly authorized to sign by a Board Resolution, and delivered to the Trustee.

         "CONSOLIDATED" when used in conjunction with any other defined term means the aggregate amount of the items included within the defined term of the Company on a consolidated basis, eliminating inter-company items.

         "CONSOLIDATED CAPITALIZATION" means Subordinated Indebtedness plus Consolidated Net Worth.

         "CONSOLIDATED EBITDA" means, for any period, determined in accordance with GAAP on a consolidated basis for the Company and its Subsidiaries, the sum of Consolidated Net Income before taxes and non-recurring gains or losses, plus depreciation, plus amortization, plus interest expense, each as deducted in determining such consolidated net income before taxes.

         "CONSOLIDATED INTEREST EXPENSE" means, for any period, the interest expense which is required to be shown as such on the financial statements of the Company and its Subsidiaries, on a consolidated basis, prepared in accordance with GAAP.

         "CONSOLIDATED NET INCOME" means, for any period, the amount of consolidated net income (loss) of the Company determined in accordance with GAAP; PROVIDED, HOWEVER, that there shall not be included in Consolidated Net Income (1) any net income (loss) of a Subsidiary for any period during which it was not a Consolidated Subsidiary or (2) any net income (loss) of businesses, properties or assets acquired or disposed of (by way of merger, consolidation, purchase, sale or otherwise) by the Company or any Subsidiary for any period prior to the acquisition thereof or subsequent to the disposition thereof.

         "CONSOLIDATED NET WORTH" means the excess, as determined in accordance with GAAP, of (1) the assets of the Company and its Consolidated Subsidiaries over (2) the liabilities of the Company and its Consolidated Subsidiaries; PROVIDED, HOWEVER, that any write-up in the book value of any assets owned subsequent to the date of this Indenture (other than a write-up required for assets acquired in connection with the purchase of a Person or business and taken at the time of such acquisition) shall not be taken into account.

         "CONSOLIDATED SUBSIDIARY" means a Subsidiary of the Company the financial statements of which are consolidated with the financial statements of the Company.

         "CORPORATE TRUST OFFICE" means the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of original execution of this Indenture is located at 100 East Broad Street, Columbus, Ohio 43215.

         "CORPORATION" includes corporations, associations, companies, joint stock companies, limited liability companies or business trusts.

         "DEFAULT NOTICE" has the meaning specified in Section 1301.

         "DEFAULTED INTEREST" has the meaning specified in Section 307.

         "DEPOSITORY" means, with respect to any Note issued in the form of one or more global Notes, the Person designated as Depository by the Company in or pursuant to this Indenture, which Person must be, to the extent required by applicable law or regulation, a clearing agency registered under the Securities Exchange Act of 1934, as amended, and any successor to such

Person. If at any time there is more than one such Person, "Depository" shall mean, with respect to any Notes, the qualifying entity which has been appointed with respect to such Notes.

         "EVENT OF DEFAULT" has the meaning specified in Section 501.

         "EXCLUSIVE POWER" has the meaning specified in Section 1301.

         "GAAP" has the meaning specified in Section 101(3).

         "GOVERNMENT OBLIGATIONS" means direct obligations of the United States of America, or any Person controlled or supervised by and acting as an agency or instrumentality of such government, in each case where the payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by such government and which are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

         "HOLDER", when used with respect to the Notes, means the Person in whose name such Note is registered in the Note Register.

         "INDEBTEDNESS FOR MONEY BORROWED" means any of the following obligations of the Company or any Subsidiary which by its terms matures at, or is extendable or renewable at the sole option of the obligor without requiring the consent of the obligee to, a date more than 360 days after the date of the creation or incurrence of such obligation: (1) any obligations, contingent or otherwise, for borrowed money or for the deferred purchase price of property, assets, securities or services (including, without limitation, any interest accruing subsequent to an event of default), (2) all obligations (including the Notes) evidenced by bonds, notes, debentures or other similar instruments, (3) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), except any such obligation that constitutes a trade payable and an accrued liability arising in the ordinary course of business, if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet prepared in accordance with GAAP, (4) all Capitalized Lease Obligations, (5) liabilities of the Company actually due and payable under bankers acceptances and letters of credit, (6) all indebtedness of the type referred to in Clause (1), (2), (3), (4) or (5) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any lien upon or security interest in property of the Company or any Subsidiary (including, without limitation, accounts and contract rights), even though the Company or any Subsidiary has not assumed or become liable for the payment of such indebtedness, and (7) any guarantee or endorsement (other than for collection or deposit in the ordinary course of business) or discount with recourse of, or other agreement, contingent or otherwise, to purchase, repurchase, or otherwise acquire, to supply, or advance funds or become liable with respect to, any indebtedness or any obligation of the type referred to in any of the foregoing Clauses (1) through (6), regardless of whether such obligation would appear on a balance sheet.

         "INDENTURE" means this instrument as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

         "INDEPENDENT PUBLIC ACCOUNTANTS" means a nationally recognized firm of accountants that, with respect to the Company, are independent public accountants within the meaning of the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder, who may be the independent public accountants regularly retained by the Company or who may be other independent public accountants. Such accountants or firm shall be entitled to rely upon any Opinion of Counsel as to the interpretation of any legal matters relating to the Indenture or certificates required to be provided hereunder.

         "INITIAL INTEREST ACCRUAL DATE" as to any Note means the date from which interest shall begin to accrue in connection with the original issuance of such Note, which shall be the date as of which such Note originally issued by the Company to the initial purchaser thereof shall be dated, which shall be the date upon which it was originally sold to such initial purchaser as designated by the Company Order requesting authentication and delivery thereof.

         "INTEREST COVERAGE RATIO" means, for any date of determination, the ratio of (1) Consolidated EBITDA for the immediately preceding twelve calendar months to (2) Consolidated Interest Expense for the immediately preceding twelve calendar months.

         "INTEREST PAYMENT DATE" means the Stated Maturity of an installment of interest on the Notes.

         "ISSUE DATE" means the date on which the Notes are originally issued in accordance with the terms of this Indenture.

         "JUNIOR INDEBTEDNESS" means the principal amount of, and interest on, any Indebtedness for Money Borrowed, whether now outstanding or hereafter created, incurred, assumed or guaranteed, PROVIDED that in the instrument creating or evidencing such Indebtedness for Money Borrowed or pursuant to which such Indebtedness for Money Borrowed is outstanding it is provided that
(1) such indebtedness is junior in right of payment to the Notes; (2) no payments with respect to such indebtedness may be made at any time that an Event of Default shall have occurred and be continuing and (3) no payments other than the payment of interest may be made with respect to such indebtedness at any time the Notes are Outstanding; PROVIDED FURTHER that the Company's 8% Convertible Subordinated Debentures due 2005, in the current aggregate outstanding principal amount of $45,000,000, shall be considered "Junior Indebtedness" and shall be subordinate to the Notes in right of payment and in rights upon liquidation.

         "LEGAL HOLIDAY" with respect to any Place of Payment or other location, means a Saturday, a Sunday or a day on which banking institutions or trust companies in such Place of Payment or other location are not authorized or obligated to be open.

         "MATERIAL SUBSIDIARY" means Holliday Fenoglio, Inc., AMRESCO Management, Inc., AMRESCO Residential Mortgage Corporation, AMRESCO Advisors, Inc., AMRESCO Residential Credit Corporation, AMRESCO Capital Corporation, AMRESCO New England, Inc., Oak Cliff Financial, Inc. and any other Subsidiary whose assets or revenues comprise at least five percent (5%) of the assets or revenues of the Company and the Subsidiaries on a consolidated basis as of the end of, or for the, Company's most recently completed fiscal quarter, as determined from time to time.

         "MATURITY" means the date on which the principal of the Notes or an installment of principal becomes due and payable as provided in this Indenture, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise, and includes any Redemption Date.

         "MAXIMUM ANNUAL REPAYMENT AMOUNT" means $300,000.

         "MONEY", with respect to any payment, deposit or other transfer pursuant to or contemplated by the terms hereof, means United States dollars or other equivalent unit of legal tender for payment of public or private debts in the United States of America.

         "NONRECOURSE INDEBTEDNESS" means Indebtedness for Money Borrowed of the Company or any of its Subsidiaries that is (A) (i) specifically advanced to finance the acquisition of assets classified on the Company's balance sheet as "assets held for sale" and (ii) either (a) secured by the assets to which such indebtedness relates without recourse to the Company or any of its Subsidiaries or (b) issued under a loan agreement that requires each advance to be repaid upon sale of the assets to which such advance specifically relates within no more than one (1) year from the date of such advance or (B) advanced to a Subsidiary or group of Subsidiaries formed for the sole purpose of acquiring or holding a portfolio of assets (i) against which a loan is obtained that is made without recourse to, and with no cross-collaterization against the assets of, the Company or any other Subsidiary, and (ii) upon complete or partial liquidation of which the loan must be correspondingly completely or partially repaid, as the case may be .

         "NOTE" or "NOTES" means any note or notes, as the case may be, authenticated and delivered under this Indenture.

         "NOTE REGISTER" AND "NOTE REGISTRAR" have the respective meanings specified in Section 305.

         "OFFICE OR AGENCY" means an office or agency of the Company maintained or designated in a Place of Payment for the Notes pursuant to
Section 1002 or any other office or agency of the Company maintained or designated for, the payment or surrender of the Notes pursuant to Section 1002 or, to the extent designated or required by Section 1002 in lieu of such office or agency, the Corporate Trust Office of the Trustee.

         "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, that complies with the requirements of Section 314(e) of the Trust Indenture Act and is delivered to the Trustee.

         "OPINION OF COUNSEL" means a written opinion of counsel, who may be an employee of or counsel for the Company or other counsel who shall be reasonably acceptable to the Trustee, that complies with the requirements of
Section 314 (e) of the Trust Indenture Act.

         "OUTSTANDING", when used with respect to any Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

         (1) any Note theretofore canceled by the Trustee or the Note Registrar or delivered to the Trustee or the Note Registrar for cancellation;

         (2) any Note or portion thereof for whose payment at the Maturity thereof Money in the necessary amount has been theretofore deposited pursuant hereto with the Trustee or any Paying
                 Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of the Notes, PROVIDED that, if the Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

         (3) any Note with respect to which the Company has effected defeasance pursuant to Clauses (1)(b) and (3) of Section 401 hereof; and

         (4) any Note which has been paid pursuant to Section 306 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless there shall have been presented to the Trustee proof satisfactory to it that such Note is held by a bona fide purchaser in whose hands such Note is a valid obligation of the Company;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee (a) the pledgee's right so to act with respect to such Notes and (b) that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor.

         "PAYING AGENT" means any Person authorized by the Company to pay the principal of or interest on any Note on behalf of the Company.

         "PERMITTED PAYMENTS" has the meaning specified in Section 1301.

         "PERSON" means any individual, Corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "PLACE OF PAYMENT" has the meaning set forth in Section 301.

         "PREDECESSOR NOTE" of a Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in exchange for or in lieu of a lost, destroyed, mutilated or stolen Note shall be deemed to evidence the same debt as the lost, destroyed, mutilated or stolen Note.

         "REDEMPTION DATE", with respect to any Note or portion thereof to be redeemed, means the date fixed for such redemption pursuant to Article Eleven of this Indenture.

         "REDEMPTION PRICE", with respect to any Note or portion thereof to be redeemed, means the price at which it is to be redeemed pursuant to Article Eleven of this Indenture.

         "REGULAR RECORD DATE" for the interest payable on any Note on any Interest Payment Date therefor means the date, if any, specified in or pursuant to this Indenture as the "Regular Record Date".

         "REPAYMENT DATE", with respect to any Note or portion thereof to be repaid pursuant to Article Twelve, means the date fixed for such repayment pursuant to Article Twelve of this Indenture.

         "REPAYMENT PRICE", with respect to any Note or portion thereof to be repaid pursuant to Article Twelve, means the price at which it is to be repaid pursuant to Article Twelve of this Indenture.

         "RESPONSIBLE OFFICER" means any officer of the Trustee at its Corporate Trust Office and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "RESTRICTED PAYMENT" has the meaning specified in Section 1006.

         "SENIOR AGENT"   has the meaning specified in Section 1301.

         "SENIOR EVENT OF DEFAULT" has the meaning specified in Section 1301.

         "SENIOR INDEBTEDNESS" means the principal amount of, and interest on and all other amounts due on or in connection with (1) any Indebtedness for Money Borrowed, whether now outstanding or hereafter created, incurred, assumed or guaranteed, unless in the instrument creating or evidencing such Indebtedness for Money Borrowed or pursuant to which such Indebtedness for Money Borrowed is outstanding it is provided that such indebtedness is subordinate in right of payment or in rights upon liquidation to any other Indebtedness for Money Borrowed and (2) renewals, extensions and refundings of any such indebtedness.

         "SENIOR RECOURSE INDEBTEDNESS" means Senior Indebtedness of the Company and its Subsidiaries, on a consolidated basis, minus Nonrecourse Indebtedness of the Company and its Subsidiaries, on a consolidated basis.

         "SPECIAL RECORD DATE" for the payment of any Defaulted Interest on any Note means a date fixed by the Trustee pursuant to Section 307.

         "STATED MATURITY" with respect to any Note or any installment of principal thereof or interest thereon means the date established by this Indenture as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.

         "SUBORDINATED INDEBTEDNESS" means all Indebtedness for Money Borrowed except Senior Indebtedness.

         "SUBSIDIARY" means any Corporation of which at the time of determination the Company or one or more Subsidiaries owns or controls directly or indirectly more than 50% of the shares of Voting Stock;

         "TRANSACTION" has the meaning specified in Section 1015.

         "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended, and any reference herein to the Trust Indenture Act or a particular provision thereof shall mean such Act or provision, as the case may be, as amended or replaced from time to time or as supplemented from time to time by rules or regulations adopted by the Commission under or in furtherance of the purposes of such Act or provision, as the case may be.

         "TRUSTEE" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean each Person who is then a Trustee hereunder.

         "UNITED STATES", except as otherwise provided herein, means the United States of America (including the states thereof and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

         "VICE PRESIDENT", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "Vice President".

         "VOTING STOCK" means stock of a Corporation of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Corporation PROVIDED that, for the purposes hereof, stock which carries only the right to vote conditionally on the happening of an event shall not be considered Voting Stock whether or not such event shall have happened.

         SECTION 102.     COMPLIANCE CERTIFICATES AND OPINIONS.

         Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents or any of them is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                 (1) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such condition or covenant has been complied with; and

                 (4) a statement as to whether, in the opinion of each such individual, such condition orcovenant has been complied with.

         SECTION 103.     FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous. Any such certificate of counsel or Opinion of Counsel or representation of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture or any Note, they may, but need not, be consolidated and form one instrument.

         SECTION 104.     ACTS OF HOLDERS.

                 (1) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 315 of the Trust Indenture Act) conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section.

                 Without limiting the generality of this Section, unless otherwise provided in or pursuant to this Indenture, a Holder, including a Depository that is a Holder of a global Note, may make, give or take, by a proxy, or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in or pursuant to this Indenture to be made, given or taken by Holders, and a Depository that is a Holder of a global Note may provide its proxy or proxies to the beneficial owners of interests in any such global Note through such Depository's standing instructions and customary practices.

                 The Trustee shall fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any permanent global Note held by a Depository entitled under the procedures of such Depository to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in or pursuant to this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

                 (2) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

                 (3) The ownership, principal amount and serial numbers of Notes held by any Person, and the date of the commencement and the date of the termination of holding the same, shall be proved by the Note Register.

                 (4) If the Company shall solicit from the Holders of any Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may at its option (but is not obligated to), by Board Resolution, fix in advance a record date for the determination of Holders of Notes entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of Notes of record at the close of business on such record date shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; PROVIDED that no such authorization, agreement or consent by the Holders of Notes on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                 (5) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, any Note Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

         SECTION 105.     NOTICES, ETC. TO TRUSTEE AND COMPANY.

         Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

                 (1) the Trustee by any Holder or the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

                 (2) the Company by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or sent by facsimile and U.S. mail, first-class postage prepaid, to the Company addressed to the attention of its Chief Financial Officer at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

         SECTION 106.     NOTICE TO HOLDERS OF NOTES; WAIVER.

         Except as otherwise expressly provided in this Indenture, where this Indenture provides for notice to Holders of Notes of any event, such notice shall be sufficiently given to Holders of Notes if in writing and mailed, first-class postage prepaid, to each Holder of a Note affected by such event, at such Holder's address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

         In any case where notice to Holders of Notes is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Note shall affect the sufficiency of such notice with respect to other Holders of Notes. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Notes shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         SECTION 107.     LANGUAGE OF NOTICES.

         Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language.

         SECTION 108.     CONFLICT WITH TRUST INDENTURE ACT.

         If any provision hereof limits, qualifies or conflicts with any duties under any required provision of the Trust Indenture Act imposed hereon by Section 318(d) thereof, such required provision shall control.

         SECTION 109.     EFFECT OF HEADINGS AND TABLE OF CONTENTS.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 110.     SUCCESSORS AND ASSIGNS.

         All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

         SECTION 111.     SEPARABILITY CLAUSE.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, either wholly or partially, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and such provisions shall be given effect to the fullest extent permitted by law.

         SECTION 112.     BENEFITS OF INDENTURE.

         Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Note Registrar, any Paying Agent, any Authenticating Agent and their respective successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         SECTION 113.     GOVERNING LAW.

         This Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of Minnesota applicable to agreements made or instruments entered into and, in each case, performed in said state, without regard to principles of conflict of laws.

         SECTION 114.     LEGAL HOLIDAYS.

         In any case where any Interest Payment Date, Redemption Date, Repayment Date or Stated Maturity of any Note shall be a Legal Holiday at any Place of Payment, then (notwithstanding any other provision of this Indenture) payment need not be made at such Place of Payment on such date, but may be made on the next succeeding day that is a Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repayment Date or at the Stated Maturity, and no interest shall accrue on the amount payable on such date or at such time for the period from and after such Interest Payment Date, Redemption Date, Repayment Date or Stated Maturity, as the case may be.

         SECTION 115.     SCHEDULES.

         Any Schedules attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

         SECTION 116.     COUNTERPARTS.

         This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                                  ARTICLE TWO

                                 FORM OF NOTES

     SECTION 201.  FORMS GENERALLY.

     Each Note issued pursuant to this Indenture shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rule or regulation of any stock exchange or as may, consistently herewith, be determined by the officers executing such Note as evidenced by their execution of such Note. The Notes shall be issuable in global and registered form only without coupons. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

     Definitive Notes shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Notes, as evidenced by their execution of such Notes.

     SECTION 202.  FORM OF FACE OF NOTE.

                                AMRESCO, INC.

                    10% SENIOR SUBORDINATED NOTE DUE 2003


$________________________                         NO._____________________


     AMRESCO, INC., a Delaware corporation (herein called the "Company"), for value received, hereby promises to pay to _____________________ ______________________________ or its registered assigns, the principal sum of ________________________ Dollars on January 15, 2003 and to pay interest thereon at the rate of 10% per annum from the Initial Interest Accrual Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on the fifteenth (15th) day of each month commencing March 15, 1996 (each an "Interest Payment Date"), until the principal hereof is paid or made available for payment.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, except as provided in the Indenture hereinafter referred to, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the tenth (10th) day, whether or not a Business Day, of the month of the respective Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and either may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holders not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in Borough of Manhattan, New York, New York and Columbus, Ohio, or in such other office or agency as may be established by the Company pursuant to the Indenture (initially the principal corporate trust office of the Trustee in Columbus, Ohio (the "Corporate Trust Office")), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest on any Interest Payment Date other than at Maturity may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register. Payments of principal and interest at maturity will be made against presentation of this Note at the Corporate Trust Office (or such other office as may be established pursuant to the Indenture), by check.

     Reference is hereby made to the further provisions of this Note set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

     Unless the Certificate of Authentication hereon has been executed by the Trustee or an Authenticating Agent under the Indenture referred to on the reverse hereof by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by the manual or facsimile signature of its Chief Executive Officer, its President, its Treasurer or one of its Vice Presidents and its corporate seal, or a facsimile thereof, to be impressed or imprinted hereon, attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

Date:

                                       AMRESCO, INC.

[Corporate Seal]
                                       By:____________________________________
                                          Robert H. Lutz, Jr.
                                          Chairman of the Board and
                                          Chief Executive Officer
ATTEST:
____________________________________
L. Keith Blackwell
Secretary

     SECTION 203.  FORM OF REVERSE OF NOTE.

                                AMRESCO, INC.

                  10% SENIOR SUBORDINATED NOTE DUE 2003

     This Note is one of a duly authorized issue of Notes of the Company designated as its 10% Senior Subordinated Notes due 2003 (herein called the "Notes") limited in aggregate principal amount to $50,000,000 (except for such additional principal amounts, not to exceed $7,500,000, of Notes issued to cover over-allotments in the initial public offering of the Notes) issued and to be issued under an Indenture dated as of January 15, 1996 (herein called the "Indenture"), between the Company and Bank One, Columbus, N.A., as Trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered.

     The indebtedness of the Company evidenced by the Notes, including the principal thereof and interest thereon (including post-default interest), (1) is expressly subordinated, to the extent and to the manner set forth in the Indenture, in right of payment to the prior payment in full of all of the Company's obligations to holders of Senior Indebtedness and (2) is unsecured by any collateral, including the assets of the Company or any of its Subsidiaries or Affiliates. Each Holder of Notes, by acceptance hereof, (a) agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture; (b) authorizes and directs the Trustee to take such action on such Holder's behalf as may be necessary or appropriate to effectuate the Subordination of the Notes as provided in the Indenture; and (c) appoints the Trustee as such Holder's attorney-in-fact for any and all such purposes.

     The Notes may not be redeemed by the Company prior to January 15, 2001. On or after January 15, 2001, the Notes may be redeemed, at the option of the Company, in whole at any time or from time to time in part in increments of $1,000, at 100% of the principal amount thereof, without premium, together with interest thereon accrued to such Redemption Date. If fewer than all Notes are redeemed, the Trustee will select the Notes to be redeemed by lot or by such other method as the Trustee may deem fair and appropriate.

     Notice of redemption shall be given to the Holders of Notes to be redeemed by mailing a notice of such redemption not less than 30 or more than 60 days prior to the Redemption Date at their addresses as they shall appear on the Note Register, all as provided in the Indenture.

     If this Note (or a portion hereof) is duly called for redemption and funds for payment are duly provided, this Note (or such portion hereof) shall cease to bear interest from and after such Redemption Date.

     Upon the death of the Holder of this Note (if such person is a natural Person), and upon the further receipt of a written request for repayment from a duly authorized representative of the deceased Holder, along with a certified copy of the Holder's death certificate, the Company will repay the principal amount of this Note (up to $30,000 in principal amount per Holder in any calendar year), together with interest accrued to the Repayment Date, within 30 days following receipt of such request (which shall be accompanied by the Notes to be repaid and evidence of such representative's authority to act on behalf of the Holder), in accordance with the provisions of the Indenture, if (1) this Note has been registered in the Holder's name since its issue date or for a period of at least six months prior to the date of the Holder's death, whichever is less, (2) either the Company or the Trustee receives such written request for repayment within one year after the Holder's death or, in the case of subsequent requests for repayment, within one year of the preceding request, provided that if either the Company or the Trustee receives such a written request it will promptly notify the other,
(3) the aggregate principal amount of Notes repaid during the then current calendar year on account of the deaths of all Holders does not exceed the Maximum Annual Repayment Amount (if such aggregate principal amount exceeds the Maximum Annual Repayment Amount, the Company shall repay such Notes up to the Maximum Annual Repayment Amount in principal amount in the order in which requests for repayment were received), (4) the Company is not and, after giving effect to such repayment, would not be in default under any Senior Indebtedness, and (5) the Company is not subject to any law, regulation, agreement or administrative directive preventing such repayment.

     In accordance with the terms of the Indenture, upon the occurrence of a Repurchase Event, the Holder of this Note shall have the right, at such Holder's option, to require the Company to purchase, and upon exercise of such right, the Company shall purchase, all or any part of this Note on the date that is 30 days after the date the Company gives notice of the Repurchase Event at a price equal to 100% of the principal amount thereof, together with accrued and unpaid interest.

     Interest installments whose Stated Maturity is on the Redemption Date or Repayment Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Regular Record Date referred to on the face hereof, all as provided in the Indenture. In the event of redemption or repayment of this Note in part only, a new
Note or Notes for the unredeemed or unrepaid portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

     Except as may be provided in the Indenture, if an Event of Default with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes due and payable in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration and its consequences may, in certain events, be annulled by the Holders of a majority in principal amount of the Outstanding Notes.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose in the Borough of Manhattan, New York, New York and Columbus, Ohio or at such other office or agency as may be established by the Company for such purpose pursuant to the Indenture (initially the principal corporate trust office of the Trustee in Columbus, Ohio), duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, and duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form, without coupons, in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture, and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes in authorized denominations, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to the due presentment of this Note for registration of transfer or exchange, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.

     Each Holder of a Note covenants and agrees by such Holder's acceptance hereof to comply with and be bound by the foregoing provisions.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     SECTION 204.  FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

     Subject to Section 612, the Trustee's certificate of authentication shall be in substantially the following form:

     Dated:

                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION
                  This is one of the Notes described herein
                          BANK ONE, COLUMBUS, N.A.
                                                  as Trustee

     By:
                             Authorized Signatory

     SECTION 205.  NOTES IN GLOBAL FORM.

     Notes may be issuable in global form (i.e., in the name of the nominee of a Depository for purposes of book entry transfer), such that any such Note may provide that it or any number of such Notes shall represent the aggregate amount of all Outstanding Notes (or such lesser amount as is permitted by the terms thereto from time to time endorsed thereon) and may also provide that the aggregate amount of Outstanding Notes represented thereby may from time to time be increased or reduced to reflect exchanges. Any endorsement of any
Note in global form to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of Outstanding Notes represented thereby shall be made in such manner and by such Person or Persons as shall be specified therein or in the Company Order to be delivered pursuant to
Section 303 or 304 with respect thereto.  Subject to the provisions of
Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver any Note in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 303 or 304 has been, or simultaneously is, delivered, any instructions by the Company with respect to a Note in global form shall be in writing but need not be accompanied by or contained in an Officers' Certificate and need not be accompanied by an Opinion of Counsel.

                                ARTICLE THREE

                                  THE NOTES

     SECTION 301.  TITLE AND TERMS.

     The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $50,000,000 (except for such additional principal amounts, not to exceed $7,500,000, of Notes issued to cover over-allotments in the initial public offering of the Notes), except for Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Notes pursuant to Sections 304, 305, 306, 905, 1107 and 1204.

     The Notes shall be known and designated as the "10% Senior Subordinated Notes due 2003 of the Company". The Stated Maturity of all principal shall be January 15, 2003, and they shall bear interest from the date and at the rate per annum specified in, and such interest shall be payable on the dates specified in, the form of Note set forth in Sections 202 and 203, until the principal thereof is paid or made available for payment.

     The principal of and interest on the Notes shall be payable at the Office or Agency of the Company in the Borough of Manhattan, New York, New York and Columbus, Ohio ("PLACE OF PAYMENT") maintained for such purposes pursuant to Section 1002; PROVIDED, HOWEVER, that, at the option of the Company, payment of interest may be made (subject to collection) by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register.

     The Notes shall be redeemable prior to their Stated Maturity as provided in Article Eleven.

     The Notes may be repayable prior to their Stated Maturity as provided in Article Twelve upon the death of a Noteholder or as provided in Article Fourteen upon the occurrence of a Repurchase Event.

     The Notes shall be subordinated in right of payment to Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter created, as provided in Article Thirteen.

     SECTION 302.  CURRENCY; DENOMINATIONS.

     The principal of and interest on the Notes shall be payable in United States dollars or other equivalent unit of legal tender for payment of public or private debts in the United States of America. Notes shall be issuable in registered form only without coupons in denominations of $1,000 and any integral multiple thereof.

     SECTION 303.  EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

     Notes shall be executed on behalf of the Company by its Chairman of the Board, one of its Vice Chairmen of the Board, its Chief Executive Officer, its President, its Treasurer or one of its Vice Presidents under its corporate seal reproduced thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Notes may be manual or facsimile.

     Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes, executed by the Company, to the Trustee for authentication and, PROVIDED that a Company Order for the authentication and delivery of such Notes has been delivered to the Trustee, the Trustee, in accordance with the Company Order and subject to the provisions hereof, shall authenticate and deliver such Notes.

     The Company may establish by Company Order that the Notes are to be issued in whole or in part in the form of one or more global Notes. If so established, the Company shall execute and the Trustee shall, in accordance with this Section and the Company Order with respect to such Notes, authenticate and deliver one or more global Notes in permanent form that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the Outstanding Notes to be represented by such global Note or Notes, (ii) shall be registered in the name of the Depository for such global Note or Notes or the nominee of such Depository, (iii) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instruction and (iv) shall bear a legend substantially to the following effect: "Unless and until it is exchanged in whole or in part for Notes in certificated form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository" or to such other effect as the Depository and the Trustee may agree.

     Each Note shall be dated the date of its authentication.

     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for in
Section 204 or 612 executed by or on behalf of the Trustee by the manual signature of one of its authorized officers or by an Authenticating Agent. Such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

     SECTION 304.  TEMPORARY NOTES.

     Pending the preparation of definitive Notes, the Company may execute and deliver to the Trustee and, upon Company Order, the Trustee shall authenticate and deliver, in the manner provided in Section 303, temporary Notes in lieu thereof which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the officers of the Company executing such Notes may determine, as conclusively evidenced by their execution of such Notes. Such temporary Notes may be in global form.

     Except in the case of temporary Notes in global form, which shall be exchanged in accordance with the provisions thereof, if temporary Notes are issued, the Company shall cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, such temporary Notes shall be exchangeable for such definitive Notes upon surrender of such temporary Notes at an Office or Agency for such Notes, without charge to any Holder thereof. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Unless otherwise provided in or pursuant to this Indenture with respect to a temporary global Note, until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

     SECTION 305.  REGISTRATION, TRANSFER AND EXCHANGE.

     The Company shall cause to be kept a register (herein sometimes referred to as the "NOTE REGISTER") at an Office or Agency maintained pursuant to
Section 1002 in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Notes and of transfers of the Notes. The Trustee is hereby initially appointed as Note Registrar for the Notes. In the event that the Trustee shall cease to be Note Registrar it shall have the right to examine the Note Register at all reasonable times.

     Upon surrender for registration of transfer of any Note at the Office or Agency of the Company, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, denominated as authorized in this Indenture, of a like aggregate principal amount bearing a number not contemporaneously outstanding and containing identical terms and provisions.

     At the option of the Holder, Notes (except a global Note representing all of the Outstanding Notes) may be exchanged for other Notes, in any authorized denominations, and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such Office or Agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

     Whenever any Notes are surrendered for exchange as contemplated by the immediately preceding two paragraphs, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

     Notwithstanding the foregoing, except as otherwise provided in or pursuant to this Indenture, any global Note shall be exchangeable for definitive Notes only if (i) the Depository is at any time unwilling, unable or ineligible to continue as Depository and a successor depository is not appointed by the Company within 60 days of the date the Company is so informed in writing, (ii) the Company executes and delivers to the Trustee a Company Order to the effect that such global Note shall be so exchangeable, or (iii) an Event of Default has occurred and is continuing with respect to the Notes. If the beneficial owners of interests in a global Note are entitled to exchange such interests for definitive Notes of such series and of like tenor and principal amount of any authorized form and denomination as specified as contemplated by Section 304, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee definitive Notes in such form and denominations as are required by or pursuant to this Indenture, containing identical terms and in aggregate principal amount equal to the principal amount of such global Note, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such global Note shall be surrendered from time to time by the Depository, and in accordance with instructions given to the Trustee and the Depository (which instructions shall be in writing but need not be contained in or accompanied by an Officers' Certificate or be accompanied by an Opinion of Counsel), as shall be specified in the Company Order with respect thereto to the Trustee, as the Company's agent for such purpose, to be exchanged; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any such selection of Notes for redemption of the same series and containing identical terms to be redeemed and ending on the relevant Redemption Date. Promptly following any such exchange in part, such global Note shall be returned by the Trustee to such Depository in accordance with the instructions of the Company referred to above. If a Note is issued in exchange for any portion of a global Note after the close of business at the Office or Agency for such Note where such exchange occurs on or after (i) any Regular Record Date for such Note and before the opening of business at such Office or Agency on the next Interest Payment Date, or (ii) any Special Record Date for such Note and before the opening of business at such Office or Agency on the related proposed date for payment of interest or Defaulted Interest, as the case may be, interest shall not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Note, but shall be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such global Note shall be payable in accordance with the provisions of this Indenture.

     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company evidencing the same debt and entitling the Holders thereof to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

     Every Note presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Company or the Note Registrar for such Note) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 304, 905 or 1107 not involving any transfer.

     The Company shall not be required (1) to issue, register the transfer of or exchange any Notes during a period beginning at the opening of business 15 calendar days before the day of the selection for redemption of Notes under
Section 1103 and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (2) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except in the case of any Note to be redeemed in part, the portion thereof not to be redeemed, or (3) to issue, register the transfer of or exchange any Note which, in accordance with its terms, has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Note not to be so repaid.

     SECTION 306.  MUTILATED, DESTROYED, LOST AND STOLEN NOTES.

     If any mutilated Note is surrendered to the Trustee, subject to the provisions of this Section, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.

     If there be delivered to the Company and to the Trustee (1) evidence to their satisfaction of the destruction, loss or theft of any Note, and (2) such Note or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser (or any equivalent person under any applicable statute, rule or regulation or interpretation then in effect), the Company shall execute and, upon the Company's request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such destroyed, lost or stolen Note, a new Note containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.

     Notwithstanding the foregoing provisions of this Section, in case any mutilated, destroyed, lost or stolen Note has become or is about to become due and payable or redeemed by the Company pursuant to Article Eleven hereof, the Company in its discretion may, instead of issuing a new Note, pay such Note.

     Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an additional original contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section, as amended or supplemented pursuant to this Indenture, shall be exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     SECTION 307.  PAYMENT OF INTEREST; RIGHTS TO INTEREST PRESERVED.

     Any interest on any Note which shall be payable and is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered as of the close of business on the Regular Record Date for such interest.

     Any interest on any Note which shall be payable, but shall not be punctually paid or duly provided for, on any Interest Payment Date for such Note (herein called "DEFAULTED INTEREST") shall forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been a Holder on such date; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below.

                 (1) The Company may elect to make payment of any Defaulted Interest to the Person in whose name such Note (or a Predecessor
         Note thereof) shall be registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on such Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of Money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such Money when so deposited to be held in trust for the benefit of the Person entitled to such Defaulted Interest as in this Clause provided. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holder of such Note (or a Predecessor Note thereof) at such Holder's address as it appears in the Note Register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company cause a similar notice to be published at least once in an Authorized Newspaper of general circulation in each Place of Payment, but such publication shall not be a condition precedent to the establishment of such Special Record Date and the failure of a Holder to observe such published notice shall not entitle such Holder to additional benefits or interest with respect to such Holder's Notes. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Person in whose name such Note (or a Predecessor Note thereof) shall be registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

                 (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such payment shall be deemed practicable by the Trustee.

     At the option of the Company, interest on the Notes may be paid (i) by mailing a check to the address of the Person entitled thereto as such address shall appear in the Note Register, or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Note Register, the cost of such wire transfer to be borne by the Company.

     Subject to the foregoing provisions of this Section and Section 305, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

     SECTION 308.  PERSONS DEEMED OWNERS.

     Prior to due presentment of a Note for registration of transfer or exchange, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered in the Note Register as the owner of such Note for the purpose of receiving payment of principal of and (subject to Sections 305 and 307) interest on such Note and for all other purposes whatsoever, whether or not any payment with respect to such Note shall be overdue, and neither the Company, nor the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

     No holder of any beneficial interest in any global Note held on its behalf by a Depository shall have any rights under this Indenture with respect to such global Note, and such Depository may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such global Note for all purposes whatsoever. None of the Company, the Trustee, any Paying Agent or the Note Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     SECTION 309.  CANCELLATION.

     All Notes surrendered for payment, redemption, repayment pursuant to Article Twelve, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Notes, as well as Notes surrendered directly to the Trustee for any such purpose, shall be canceled promptly by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be canceled promptly by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be destroyed by the Trustee (who shall deliver a certificate of destruction thereof to the Company), unless by a Company Order the Company directs their return to it.

     SECTION 310.  AUTHENTICATION AND DELIVERY OF ORIGINAL ISSUE.

     Forthwith upon the execution and delivery of this Indenture, or from time to time thereafter, Notes up to the aggregate principal amount of $50,000,000 (plus such additional principal amounts, not to exceed $7,500,000, of Notes issued to cover over allotments in the initial public offering of the Notes) may be executed by the Company and delivered to the Trustee for authentication, and shall thereupon be authenticated and delivered by the Trustee upon Company Order, without any further action by the Company.

     SECTION 311.  COMPUTATION OF INTEREST.

     Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. Interest shall be payable through and excluding any Interest Payment Date and interest shall be payable through and including any Redemption Date or Repayment Date.

         SECTION 312.  MAXIMUM INTEREST RATE.

         Regardless of any provision contained in any Note or this Indenture, the Holders of the Notes shall never be entitled to receive, collect or apply as interest on the Notes any amount in excess of the maximum rate permitted by applicable law, and, in the event that the Holders ever receive, collect, or apply as interest any such excess, the amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of the Notes is paid in full, any remaining excess shall forthwith be paid to the Company.

                                 ARTICLE FOUR

                         SATISFACTION AND DISCHARGE

         SECTION 401.     SATISFACTION AND DISCHARGE OF INDENTURE.

         Upon the direction of the Company by a Company Order, this Indenture shall cease to be of further effect and the Trustee, on receipt of such Company Order, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

                 (1)      either

                          (a) all Notes theretofore authenticated and delivered (other than (i) Notes which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Notes for whose payment Money has theretofore been deposited in trust with the Trustee or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

                          (b)     as to all Notes not so theretofore
                 delivered to the Trustee for cancellation the Company has irrevocably deposited or caused to be deposited with the Trustee, as trust funds and/or obligations in trust for such purpose, Money and/or Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms, without consideration of any reinvestment thereof, will provide not later than the opening of business on the due dates of any payment of principal and interest with respect thereto, or a combination thereof, Money in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, including the principal thereof and interest thereon, to the date of such deposit (in the case of Notes which have become due and payable) or to the Maturity thereof, as the case may be;

                 (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company, including amounts owing to the Trustee; and

                 (3) the Company has delivered to the Trustee a certificate of Independent Public Accountants certifying as to the sufficiency of the amounts deposited pursuant to subclause (b) of Clause (1) of this Section for payment of the principal and interest on the dates such payments are due, and an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein providing for or relating to the satisfaction and discharge of this Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 612 and, if Money and/or Government Obligations shall have been deposited with the Trustee pursuant to subclause (b) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of
Section 1003 shall survive.

         SECTION 402.     APPLICATION OF TRUST MONEY.

         Subject to the provisions of the last paragraph of Section 1003, all Money and Government Obligations deposited with the Trustee pursuant to
Section 401 and all Money received by the Trustee in respect of Government Obligations deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such Money has or Government Obligations have been deposited with or received by the Trustee; but such Money and Government Obligations need not be segregated from other funds of the Trustee except to the extent required by law.

                               ARTICLE FIVE

                                 REMEDIES

         SECTION 501.     EVENTS OF DEFAULT.

         "EVENT OF DEFAULT", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (1) default in the payment of any interest on any Note when such interest becomes due and payable, and continuance of such default for a period of 10 days, whether or not such payment is prohibited by the provisions of Article Thirteen; or

                 (2) default in the payment of the principal of any Note when it becomes due and payable at its Maturity or upon redemption or repayment, whether or not such payment is prohibited by the provisions of Article Thirteen; or

                 (3) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture or the Notes (other than a covenant or warranty a default in the performance or the breach of which is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                 (4) default in the payment at stated maturity of any indebtedness of the Company or any Subsidiary for money borrowed in principal amount due at stated maturity in excess of $1,000,000, and such default shall continue, without being cured, waived or consented to and without such indebtedness being discharged, for a period of 30 days beyond any applicable period of grace; or

                 (5) the occurrence of an event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company or any Subsidiary for money borrowed (or the payment of which is guaranteed by the Company), whether such indebtedness now exists or shall hereafter be created, PROVIDED, HOWEVER, that no such event of default shall constitute an Event of Default hereunder unless the effect of such event of default is to cause the acceleration of such indebtedness prior to its expressed maturity, which together with the principal amount of any such other indebtedness so caused to be accelerated, aggregates $1,000,000 or more at any one point in time and such default shall not have been cured or waived and such acceleration shall not have been rescinded or annulled; or

                 (6) the entry by a court or agency or supervisory authority having competent jurisdiction of:

                          (a) a decree or order for relief in respect of the Company or any Material Subsidiary in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                          (b) a decree or order adjudging the Company or any Material Subsidiary to be insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of the Company or any Material Subsidiary and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                          (c) a decree or order appointing any Person to act as a custodian, receiver, liquidator, assignee, trustee or other similar official of the Company or any Material Subsidiary or of any substantial part of the property of the Company or any Material Subsidiary, as the case may be, or ordering the winding up or liquidation of the affairs of the Company or any Material Subsidiary and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                 (7) the commencement by the Company or any Material Subsidiary of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by the Company or any Material Subsidiary to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any insolvency proceedings against it, or the filing by the Company or any Material Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by the Company or any Material Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of the Company or any Material Subsidiary or any substantial part of the property of the Company or any Material Subsidiary or the making by the Company or any Material Subsidiary of an assignment for the benefit of creditors, or the taking of corporate action by the Company or any Material Subsidiary in furtherance of any such action; or

                 (8) a final judgment, judicial decree or order for the payment of money in excess of $5,000,000 shall be rendered against the Company or any Subsidiary and such judgment, decree or order shall continue unsatisfied for a period of 30 days without a stay of execution.

         SECTION 502.     ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

         If an Event of Default occurs and is continuing, then the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes may declare the principal of all the Notes, and the interest accrued thereon, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such amount shall become immediately due and payable.

         At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the Money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of not less than a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

                 (1) the Company has paid or deposited with the Trustee a sum of Money sufficient to pay

                          (a) all overdue installments of any interest on all Notes,

                          (b) the principal of any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by such Notes,

                          (c) to the extent that payment of such interest is lawful, interest upon overdue installments of any interest at the rate borne by such Notes, and

                          (d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

                 (2) all Events of Default, other than the non-payment of the principal of and interest on Notes which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

         SECTION 503. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

         The Company covenants that if

                 (1) default is made in the payment of any installment of interest on any Note when such interest shall have become due and payable and such default continues for a period of 10 days, or

                 (2) default is made in the payment of the principal of any Note at its Maturity, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Notes, the whole amount of money then due and payable with respect to such Notes, with interest upon the overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest at the rate borne by such Notes, and, in addition thereto, such further amount of Money as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Company fails to pay the Money it is required to pay the Trustee pursuant to the preceding paragraph forthwith upon the demand of the Trustee, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the Money so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Notes and collect the Money adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Notes, wherever situated.

         If an Event of Default with respect to the Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or such Notes or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.

         The rights and remedies under this Section 503 are in addition to the other rights and remedies available under this Article 5 or otherwise legally available.

         SECTION 504.     TRUSTEE MAY FILE PROOFS OF CLAIM.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                 (1) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or counsel) and of the Holders of Notes allowed in such judicial proceeding, and

                 (2) to collect and receive any Money or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Notes to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under
Section 607.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Note in any such proceeding.

         SECTION 505.     TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF
                          NOTES.

         All rights of action and claims under this Indenture or any of the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery or judgment, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, shall be for the ratable benefit of each and every Holder of a Note in respect of which such judgment has been recovered.

         SECTION 506.     APPLICATION OF MONEY COLLECTED.

         Any Money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such Money on account of principal or interest, upon presentation of the Notes, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                 FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 607;

                 SECOND: In the case the principal of the Notes shall not have become due and payable, to the payment of the amounts then due and unpaid upon the Notes for interest in respect of which or for the benefit of which such Money has been collected, in the order of the Maturity of the installments of such interest, with interest, to the extent that such interest is lawful and has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes, such payments to be made ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Notes for interest;

                 THIRD: In the case the principal of the Notes shall have become due and payable, to the payment of the amounts then due and unpaid upon the Notes for principal and interest in respect of which or for the benefit of which such Money has been collected, with interest, to the extent that such interest is lawful and has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes, such payments to be made ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Notes for principal and interest, respectively; and

                 FOURTH:  The balance, if any, to the Company.

         SECTION 507.     LIMITATIONS ON SUITS.

         No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                 (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                 (2) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                 (3) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, fees, expenses and liabilities to be incurred in compliance with such request (including reasonable fees of counsel);

                 (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                 (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Note to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

         SECTION 508. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL AND INTEREST.

         Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Sections 305 and 307) interest on such Note on the respective Stated Maturity or Maturities therefor specified in such Note (or, in the case of redemption, on the Redemption Date or, in the case of repayment at the option of such Holder, on the date such repayment is due) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

         SECTION 509.     RESTORATION OF RIGHTS AND REMEDIES.

         If the Trustee or any Holder of a Note has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and each such Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and each such Holder shall continue as though no such proceeding had been instituted.

         SECTION 510.     RIGHTS AND REMEDIES CUMULATIVE.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to each and every Holder of a Note is intended to be exclusive of any other right or remedy, and every right and remedy, to the extent permitted by law, shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 511.     DELAY OR OMISSION NOT WAIVER.

         No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to any Holder of a Note may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such Holder, as the case may be.

         SECTION 512.     CONTROL BY HOLDERS OF NOTES.

         The Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes, PROVIDED that

                 (1) such direction shall not be in conflict with any rule of law or with this Indenture,

                 (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

                 (3) subject to Section 601, the Trustee need not take any action which might be unjustly prejudicial to the rights of the other Holders of Notes not joining in such action.

         SECTION 513.     WAIVER OF PAST DEFAULTS.

         The Holders of not less than a majority in principal amount of the Outstanding Notes on behalf of the Holders of all the Notes may waive any past default hereunder and its consequences, except a default

                 (1) in the payment of the principal of or interest on any Note, or

                 (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note.

         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

         SECTION 514.  UNDERTAKING FOR COSTS.

         All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 25% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after the respective Stated Maturities expressed in such Note (or, in the case of redemption, on or after the Redemption Date).

         SECTION 515.     WAIVER OF STAY OR EXTENSION LAWS.

         The Company covenants that (to the extent that it may lawfully do so) it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company expressly waives (to the extent that it may lawfully do so) all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE SIX

                                  THE TRUSTEE

         SECTION 601.     CERTAIN DUTIES AND RESPONSIBILITIES.

         (1)     Except during the continuance of an Event of Default,

                 (a) the Trustee undertakes to perform such duties, and only such duties, as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                 (b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

         (2) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (3) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                 (a) this Subsection shall not be construed to limit the effect of Subsection (1) of this Section;

                 (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                 (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes, provided such direction shall not be in conflict with any rule of law or with this Indenture; and

                 (d) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (4) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

         SECTION 602.     NOTICE OF DEFAULTS.

         Within 90 days after the occurrence of any Event of Default hereunder, the Trustee shall transmit to the Holders of Notes, in the manner and to the extent provided in Section 313 (c) of the Trust Indenture Act, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; PROVIDED, HOWEVER, that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Notes; and PROVIDED, FURTHER, that in the case of any default of the character specified in Section 501 (3) with respect to Notes, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

         SECTION 603.     CERTAIN RIGHTS OF TRUSTEE.

         Subject to Sections 315(a) through 315(d) of the Trust Indenture Act:

                 (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or a Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                 (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence shall be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate and/or Opinion of Counsel;

                 (4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                 (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Notes pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, fees, expenses and liabilities which might be incurred by it, including reasonable fees of counsel, in complying with such request or direction;

                 (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Company, personally or by agent or attorney; and

                 (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

         SECTION 604.     NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF NOTES.

         The recitals contained herein and in the Notes, except the Trustee's certificate of authentication, shall be taken as the statements of the Company and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Notes or the proceeds thereof. The Trustee shall not be responsible for any statement made in any prospectus or similar document used to sell the Notes.

         SECTION 605.     MAY HOLD NOTES.

         The Trustee, any Authenticating Agent, any Paying Agent, any Note Registrar or any other Person that may be an agent of the Trustee or the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Note Registrar or such other Person.

         SECTION 606.     MONEY HELD IN TRUST.

         Except as provided in Section 402 and Section 1003, Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law and shall be held uninvested. The Trustee shall be under no liability for interest on any Money received by it hereunder except as otherwise agreed with the Company.

         SECTION 607.     COMPENSATION AND REIMBURSEMENT.

         The Company agrees:

                 (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by the Trustee hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                 (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable costs, expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee's negligence or willful misconduct; and

                 (3) to indemnify the Trustee and its agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence or willful misconduct on their part, arising out of or in connection with the acceptance or administration of the trust hereunder, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.

         As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of and interest on Notes. "Trustee" for the purposes of this Section includes any predecessor Trustee, but negligence or bad faith of any Trustee shall not be attributed to any other Trustee.

         When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(6) or Section 501(7), the expenses (including the reasonable compensation, expenses and disbursements of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

         The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee and each predecessor Trustee.

         SECTION 608.     CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

         There shall at all times be a Trustee hereunder that is a Corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, or any other person permitted by the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act and that has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         SECTION 609.     RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

                 (1) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee pursuant to Section 610.

                 (2) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 (3) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Trustee and the Company.

                 (4)      If at any time:

                          (a) the Trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act after written request therefor by the Company or any Holder of a Note who has been a bona fide Holder of a Note for at least six months, or

                          (b) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by or pursuant to a Board Resolution, may remove the Trustee, or (ii) subject to Section 315
         (e) of the Trust Indenture Act, any Holder of a Note who has been a bona fide Holder of a Note for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 (5) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 610. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 610, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of Notes and accepted appointment in the manner required by
         Section 610, any Holder of a Note who has been a bona fide Holder of a Note for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 (6) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Notes as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

         SECTION 610.     ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

         Upon the appointment hereunder of any successor Trustee, such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties hereunder of the retiring Trustee; but, on the request of the Company or such successor Trustee, such retiring Trustee, upon payment of all of its charges, shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and Money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 607.

         Upon request of any Person appointed hereunder as a successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in this Section.

         No Person shall accept its appointment hereunder as a successor Trustee unless at the time of such acceptance such successor Person shall be qualified and eligible under this Article.

         SECTION 611.     MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION
                          TO BUSINESS.

         Any Corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated but not delivered by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

         SECTION 612.     APPOINTMENT OF AUTHENTICATING AGENT.

         The Trustee may appoint one or more Authenticating Agents acceptable to the Company with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue, exchange, registration of transfer, partial redemption or pursuant to Section 306, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.

         Each Authenticating Agent shall be acceptable to the Company and, except as provided in this Indenture, shall at all times be a Corporation that would be permitted by the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act, is authorized under applicable law and by its charter to act as an Authenticating Agent and has a combined capital and surplus (computed in accordance with Section 310(a) (2) of the Trust Indenture Act) of at least $50,000,000. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

         Any Corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, provided such Corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Notes, if any, as their names and addresses appear in the Note Register. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

         The Company agrees to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section. If the Trustee makes such payments, it shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

         The provisions of Sections 308, 604 and 605 shall be applicable to each Authenticating Agent.

         If an Authenticating Agent is appointed pursuant to this Section, the Notes may have endorsed thereon, in addition to or in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Notes described herein.

                                    __________________________________________
                                    As Authenticating Agent

                                    By________________________________________
                                     Authorized Signatory
Authentication Date

____________________

                                    ARTICLE SEVEN

                  HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

         SECTION 701.     COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF
                          HOLDERS.

         In accordance with Section 312 (a) of the Trust Indenture Act, the Company shall furnish or cause to be furnished to the Trustee

                 (1) semi-annually on January 15 and July 15 of each year, a list, in each case in such form as the Trustee may reasonably require, of the names and addresses of Holders as of January 10 and July 10, respectively, of such year, and

                 (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished,

PROVIDED, HOWEVER, that so long as the Trustee is the Note Registrar no such list shall be required to be furnished for Notes for which the Trustee acts as Note Registrar.

         SECTION 702.     PRESERVATION OF INFORMATION; COMMUNICATIONS TO
                          HOLDERS.

         The Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act.

         Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company, the Trustee, any Paying Agent or any Note Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Notes in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

         SECTION 703.     REPORTS BY TRUSTEE.

                 (1) Within 60 days after May 15 of each year, if required by Section 313(a) of the Trust Indenture Act, the Trustee shall transmit, pursuant to Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15 with respect to any of the events specified in said Section 313 (a) which may have occurred since the later of the immediately preceding May 15 and the date of this Indenture.

                 (2)      The Trustee shall transmit the reports required by
         Section 313(b) of the Trust Indenture Act at the times specified therein.

                 (3) Reports pursuant to this Section shall be transmitted in the manner and to the Persons required by Sections 313(c) and 313(d) of the Trust Indenture Act.

         SECTION 704.     REPORTS BY COMPANY.

         The Company, pursuant to Section 314(a) of the Trust Indenture Act, shall:

                 (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a Note listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; provided that notwithstanding the requirements of such rules and regulations, so long as any Note is Outstanding the Company shall file with the Trustee at a minimum (a) as soon as practicable, but in any event no more than ninety (90) days, after the end of each fiscal year, copies of a balance sheet and statements of income and retained earnings of the Company as of the end of and for such fiscal year, audited by Independent Public Accountants, and (b) as soon as practicable, but in any event no more than forty-five (45) days, after the end of each quarterly fiscal period, except for the last quarterly fiscal period in each fiscal year, a summary statement (which need not be audited) of income and retained earnings of the Company for such period;

                 (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company, as the case may be, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

                 (3) transmit to the Holders of Notes within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission; provided that notwithstanding the requirements of such rules and regulations, so long as any Note is Outstanding the Company shall transmit to the Holders of Notes, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, the information, documents and other reports required to be filed by the Company pursuant to paragraph (1) of this Section; PROVIDED FURTHER that in lieu of any Annual Report on Form 10-K or Quarterly Report on Form 10-Q, the Company may transmit an annual or quarterly report, respectively, containing financial statements and an undertaking to transmit such Form 10-K or Form 10-Q, as the case may be, to any Holder upon request; and

                 (4) furnish to the Trustee the Officers' Certificates and notices required by Section 1011 hereof.

                                    ARTICLE EIGHT

                             CONSOLIDATION, MERGER AND SALES

         SECTION 801.     COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

         Nothing contained in this Indenture shall prevent any consolidation or merger of the Company with or into any other Person or Persons (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any conveyance, transfer or lease of the property of the Company as an entirety or substantially as an entirety, to any other Person (whether or not affiliated with the Company); PROVIDED, HOWEVER, that:

                 (1) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the entity formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed by the successor Person and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Notes and the performance of every other covenant of this Indenture on the part of the Company to be performed or observed;

                 (2)      immediately after giving effect to such
         transaction, no event which, after notice or lapse of time, or both, would become an Event of Default shall have occurred and be continuing; and

                 (3) either the Company or the successor Person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

         For purposes of this Section and Section 802, a conveyance, transfer, sale or lease of the properties and assets of the Company "substantially as an entirety" shall mean a conveyance, transfer or lease of properties and assets of the Company representing 80% or more of the fair value (as determined in good faith by the Board of Directors) of all the Company's properties and assets on the date of such conveyance, transfer, sale or lease.

         SECTION 802.     SUCCESSOR PERSON SUBSTITUTED FOR COMPANY.

         Upon any consolidation or merger or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and thereafter, except in the case of a lease to another Person, the predecessor Person shall be released from all obligations and covenants under this Indenture and the Notes.

                                 ARTICLE NINE

                           SUPPLEMENTAL INDENTURES

         SECTION 901.     SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

         Without the consent of any Holder of Notes, the Company (when authorized by or pursuant to a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, which shall conform with the requirements of the Trust Indenture Act as then in effect and be in form satisfactory to the Trustee, for any of the following purposes:

                 (1) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Notes; or

                 (2) to add to or change any of the provisions of this Indenture to change or eliminate any restrictions on the payment of principal of or interest on Notes or to permit or facilitate the issuance of Notes in uncertificated form, provided any such action shall not adversely affect the interests of the Holders of Notes in any material respect; or

                 (3) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not adversely affect the interests of the Holders of Notes in any material respect; or

                 (4) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any Notes pursuant to Article Four; provided that any such action shall not adversely affect the interests of any Holder of a Note in any material respect; or

                 (5) to add to the covenants of the Company for the benefit of the Holders of the Notes (as shall be specified in such supplemental indenture or indentures) or to surrender any right or power herein conferred upon the Company; or

                 (6) to evidence and provide acceptance of the appointment of a successor Trustee hereunder.

         SECTION 902.     SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

         With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, by Act of said Holders delivered to the Company and the Trustee, the

Company (when authorized by or pursuant to a Board Resolution), and the Trustee may enter into one or more indentures supplemental hereto (which shall conform with the requirements of the Trust Indenture Act as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Notes under this Indenture; PROVIDED, HOWEVER, that no such supplemental indenture, without the consent of the Holder of each Outstanding Note, shall

                 (1) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount payable upon the redemption thereof or otherwise, or change the rate of interest thereon, or adversely affect the right of repayment at the option of any Holder as contemplated by Article Twelve, or change the Place of Payment, currency in which the principal of or interest on, is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of repayment at the option of the Holder, on or after the date for repayment), or

                 (2) reduce the percentage in principal amount of the Outstanding Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

                 (3)      modify any of the provisions of this Section, or
         Section 513 or Section 1012, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note.

         It shall not be necessary for any Act of Holders of Notes under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         SECTION 903.     EXECUTION OF SUPPLEMENTAL INDENTURES.

         As a condition to executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trust created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 315 of the Trust Indenture Act) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         SECTION 904.     EFFECT OF SUPPLEMENTAL INDENTURES.

         Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of a Note theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         SECTION 905.     REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES.

         Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

         SECTION 906.     EFFECT ON SENIOR INDEBTEDNESS.

         No supplemental indenture shall directly or indirectly modify the provisions of Article Thirteen in any manner which might terminate or impair the rights and benefits of subordination provided to the holders of Senior Indebtedness pursuant to Article Thirteen.

         SECTION 907.     RECORD DATE.

         If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any supplemental indenture, agreement or instrument or any waiver, and shall promptly notify the Trustee of any such record date. If a record date is fixed those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such supplemental indenture, agreement or instrument or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. The record date shall be a date no more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed. No such consent shall be valid or effective for more than six months after such record date. Subject to applicable law, until any supplemental indenture, agreement, instrument or waiver becomes effective, or a consent to it by a Holder of a Note shall cease to be valid and effective as set forth in the preceding sentence, such consent is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

                                  ARTICLE TEN

                                   COVENANTS

         SECTION 1001.    PAYMENT OF PRINCIPAL AND INTEREST.

         The Company will duly and punctually pay the principal of and interest on the Notes in accordance with the terms thereof and this Indenture.

         SECTION 1002.    MAINTENANCE OF OFFICE OR AGENCY.

         The Company shall maintain in each Place of Payment an Office or Agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration, transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such Office or Agency. The Company hereby initially designates the Corporate Trust Office of the Trustee as its Office or Agency for each of the foregoing purposes. If at any time the Company shall fail to maintain any such required Office or Agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         SECTION 1003.    MONEY FOR NOTE PAYMENTS TO BE HELD IN TRUST.

         If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal of or interest on the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum of Money sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents, it shall, on or prior to each due date of the principal of or interest on the Notes, deposit with any Paying Agent a sum of Money sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

         The Company shall cause each Paying Agent other than the Trustee or the Company to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

                 (1) hold all sums held by it for the payment of the principal of or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in this Indenture;

                 (2) give the Trustee notice of any Event of Default by the Company (or any other obligor upon the Notes) in the making of any payment of principal or interest on the Notes; and

                 (3) at any time during the continuance of any such Event of Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such Money.

         Any Money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Note and remaining unclaimed for two years after such principal or interest shall have become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust Money, and all liability of the Company as trustee thereof, shall thereupon cease.

         SECTION 1004.    CORPORATE EXISTENCE.

         Subject to Article Eight, the Company shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and its Material Subsidiaries; PROVIDED, HOWEVER, that the foregoing shall not obligate the Company to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Material Subsidiaries and that the loss thereof will not have a material adverse effect on the business or financial condition of the Company and its Subsidiaries, taken as a whole.

         SECTION 1005.    MAINTENANCE OF PROPERTIES.

         The Company will:

                 (1) cause its properties and the properties of its Material Subsidiaries (other than properties obtained by the Company or any Material Subsidiary through foreclosure or other resolution of any loan) used or useful in the conduct of the business of the Company and its Material Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary facilities and equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that the foregoing shall not prevent the Company or a Material Subsidiary from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business and will not have a material adverse effect on the business or financial condition of the Company and its Subsidiaries, taken as a whole;

                 (2) take all appropriate steps to preserve, protect and maintain the trademarks, trade names, copyrights, licenses and permits used in the conduct of the business of the Company and its Material Subsidiaries; PROVIDED, HOWEVER, that the foregoing shall not prevent the Company or a Material Subsidiary from selling, abandoning or otherwise disposing of any such trademark, trade name, copyright, license or permit if such sale, abandonment or disposition is, in the judgment of the Company, desirable in the conduct of its business and will not have a material adverse effect on the business or financial condition of the Company and its Subsidiaries, taken as a whole; and

                 (3) The Company and each of its Material Subsidiaries shall comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, noncompliance with which would materially adversely affect the business or financial condition of the Company and its Subsidiaries, taken as a whole.

         SECTION 1006.    RESTRICTIONS ON DIVIDENDS, REDEMPTIONS AND OTHER
                          PAYMENTS.

         The Company shall not (i) declare or pay any dividend, either in cash or property, on any shares of its capital stock (except dividends or other distributions payable solely in shares of capital stock of the Company), (ii) purchase, redeem or retire any shares of its capital stock or any warrants, rights or options to purchase or acquire any shares of its capital stock or (iii) make any other payment or distribution, either directly or indirectly through any Subsidiary, in respect of the Company's capital stock (such dividends, purchases, redemptions, retirements, payments and distributions being herein collectively called "RESTRICTED PAYMENTS") if, after giving effect thereto,

                 (1)      an Event of Default would have occurred; or

                 (2)      (A) the sum of (i) such Restricted Payments plus
                          (ii) the aggregate amount of all Restricted
                          Payments made during the period after December 31, 1995 would exceed (B) the sum of (i) $10 million plus (ii) 50% of the

                          Company's Consolidated Net Income for each fiscal year commencing subsequent to December 31, 1995 (with 100% reduction for a loss in any fiscal year), plus (iii) the cumulative net proceeds received by the Company from the issuance or sale after December 31, 1995 of capital stock of the Company (including in such net proceeds the face amount of any indebtedness that has been converted into common stock of the Company after December 31,
                          1995).

Notwithstanding the foregoing, the Company may make a previously-declared Restricted Payment if the, declaration of such Restricted Payment was permitted under this Section when made. For purposes of this Section, the amount of any Restricted Payment payable in property shall be deemed to be the fair market value of such property as determined by the Board of Directors of the Company.

         SECTION 1007.    LIMITATION ON INDEBTEDNESS FOR MONEY BORROWED.

         Neither the Company nor any Subsidiary will create, incur, assume, guarantee or become liable with respect to any Indebtedness for Money Borrowed if, immediately after giving effect to any such creation, incurrence, assumption or guarantee (including giving effect to the retirement of any existing indebtedness from the proceeds of such additional Indebtedness for Money Borrowed):

         (1) The aggregate amount of Senior Recourse Indebtedness outstanding would exceed 450% of the Company's Consolidated Capitalization; or

         (2) The aggregate amount of Subordinated Indebtedness outstanding would exceed 100% of the Company's Consolidated Net Worth.

         SECTION 1008.    INSURANCE.

         The Company shall carry and maintain, and cause each of its Subsidiaries to carry and maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by similarly-situated companies engaged in similar operations and owning similar properties in similar geographic areas in which the Company or such Subsidiary operates, PROVIDED that such insurance is generally available at commercially reasonable rates, and further PROVIDED that the Company may self-insure, or insure through captive insurers or insurance cooperatives to the extent consistent with prudent business practices. Such insurance shall be in such amounts, contain such terms, be in such forms and be for such periods as are customary for such similarly-situated companies in the Company's industry or insurance markets reasonably accessible by the Company. The Company will provide and will cause each Subsidiary to provide such information and documents reasonably requested by the Trustee from time to time with respect to the Company's provision for insurance. The obligations evidenced by this covenant shall be interpreted to reflect changes in insurance practices related to the method in which insurance risks are covered in the North American and European markets or in any other market in which the Company or its Subsidiaries, as the case may be, reasonably places coverage.

         SECTION 1009.    PAYMENT OF TAXES AND OTHER CLAIMS.

         The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and
(2) all material lawful claims for labor, material and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

         SECTION 1010.     BOOKS AND RECORDS.

         The Company shall, and shall cause each Material Subsidiary to, at all times keep proper books of record and account in which proper entries shall be made in accordance with GAAP and, to the extent applicable, regulatory accounting principles.

         SECTION 1011.     STATEMENT BY OFFICERS AS TO DEFAULT.

                 (1) The Company will deliver to the Trustee, within 45 days after the end of each calendar quarter, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (other than a term, provision or condition specifically dealt with in Clause (2) of this Section 1011), setting forth the arithmetical computations required to show compliance with the provisions of Sections 1006, 1007 and 1015 during the previous twelve month period, and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

                 (2) The Company will deliver to the Trustee, within five days after any officer eligible hereunder to sign an Officers' Certificate becomes aware of the occurrence thereof, written notice of any event which after notice or lapse of time or both would become an Event of Default pursuant to Clause (4) of Section 501, or the occurrence of any Repurchase Event pursuant to Article Fourteen hereof.


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

     SECTION 1012. WAIVER OF CERTAIN COVENANTS.

     The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1004 through 1007 and 1013 through 1015 with respect to the Notes if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Notes, by Act of such Holders, either shall waive such compliance in such instance or generally shall have waived compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

     SECTION 1013. LIMITATION ON RANKING OF FUTURE INDEBTEDNESS.

     The Company will not, directly or indirectly, incur, create, assume or guarantee any Indebtedness for Money Borrowed which is expressly subordinate in right of payment to any Senior Indebtedness, other than Junior Indebtedness or indebtedness that is pari passu with the Notes in right of payment. For purposes of this Section 1013, the incurrence of Senior Indebtedness which is unsecured shall not, because of its unsecured status, be deemed to be subordinate in right of payment to any Senior Indebtedness which is secured.

     SECTION 1014. LIMITATIONS ON RESTRICTING SUBSIDIARY DIVIDENDS.

     The Company shall not and shall not permit any Subsidiary of the Company to, create or otherwise cause to become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Company to
(a) pay dividends or make any other distribution on its capital stock, (b) pay any indebtedness owed to the Company or any other Subsidiary of the Company or (c) make loans, advances, or capital contributions to the Company or any other Subsidiary of the Company except (i) as set forth in the instrument evidencing or the agreement governing Acquired Indebtedness of any acquired entity which becomes a Subsidiary of the Company, PROVIDED, that any restriction or encumbrance under such instrument or agreement existed at the time of acquisition, was not put in place in anticipation of such acquisition, and is not applicable to any Person, other than the Person or property or assets of the Person so acquired; (ii) by agreements and transactions permitted under Section 1006; (iii) customary provisions restricting subletting or assignment of any lease or license of the Company or any Subsidiary of the Company; (iv) any encumbrance or restriction arising under applicable law; (v) any encumbrance or restriction arising under indebtedness or other agreements existing on the date of original issuance of the Notes; (vi) any restrictions, with respect to a Subsidiary of the Company imposed pursuant to an agreement that has been entered into for the sale or disposition of the stock, business, assets or properties of such Subsidiary;
(vii) any encumbrance or restriction arising under the terms of purchase money obligations, but only to the extent such purchase money obligations restrict or prohibit the transfer of the property so acquired; (viii) any encumbrance or restriction arising under customary non-assignment provisions in installment


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

purchase contracts; (ix) any encumbrance or restriction on the ability of any Subsidiary to transfer any of its property acquired after the date hereof to the Company or any Subsidiary that is required by a lender to, or purchaser of any indebtedness of, such Subsidiary in connection with a financing of the acquisition of such property (including with respect to the purchase of asset portfolios and pursuant to the underwriting or origination of mortgage loans) by such Subsidiary; and (x) any encumbrance or restriction pursuant to any agreement that extends, refinances, renews or replaces any agreement described in the foregoing clauses (i) through (ix).

     SECTION 1015. LIMITATION ON TRANSACTIONS WITH AFFILIATES.

     The Company shall not, and shall not permit any of its Material Subsidiaries to, enter into any transaction (or series of related transactions), including, without limitation, any loan, advance, guarantee or capital contribution to, or for the benefit of, or any sale, purchase, lease, exchange or other disposition of any property or the rendering of any service, or any other direct or indirect payment, transfer or other disposition (a "Transaction"), involving payments in excess of $60,000, with any Affiliate of the Company (other than a wholly-owned Subsidiary), on terms and conditions less favorable to the Company or such Material Subsidiary, as the case may be, than would be available at such time in a comparable Transaction in arm's length dealings with an unrelated Person as determined by the Board of Directors, such approval to be evidenced by a Board Resolution.

     The provisions of the immediately preceding paragraph will not apply to:

          (1) Restricted Payments otherwise permitted pursuant to this Indenture;

          (2) fees and compensation (including amounts paid pursuant to employee benefit plans) paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary, as determined by the Board of Directors or the senior management thereof in the exercise of their reasonable business judgment; or

          (3) payments for goods and services purchased in the ordinary course of business on an arms-length basis.

     SECTION 1016. MINIMUM INTEREST COVERAGE RATIO.

     The Company will not permit the Interest Coverage Ratio to be less than
1.25 to 1.00.


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


     SECTION 1017. EXCEPTIONS TO COVENANTS.

     The Company shall not, and shall not permit any Subsidiary to, take or permit to be taken any action or fail to take any action which is permitted by any of the covenants contained in this Indenture if such action or omission would result in the breach of any other covenant contained in this Indenture.

                                ARTICLE ELEVEN

                              REDEMPTION OF NOTES

     SECTION 1101. RIGHT OF REDEMPTION.

     The Notes shall not be redeemable at the option of the Company prior to January 15, 2001. The Company may, at its option, redeem all or any part of the Notes at any time on or after January 15, 2001, at the Redemption Price of 100% of the principal amount thereof, without premium, together with interest accrued to the Redemption Date. Redemption of Notes at the option of the Company as permitted hereby shall be made in accordance with the terms of such Notes and this Article.

     SECTION 1102. ELECTION TO REDEEM; NOTICE TO TRUSTEE.

     The election of the Company to redeem any Notes shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of less than all of the Notes, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed.

     SECTION 1103. SELECTION BY TRUSTEE OF NOTES TO BE REDEEMED.

     If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not less than 30 days prior to the Redemption Date by the Trustee from the Outstanding Notes, by lot or by such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal amount of Notes; PROVIDED, HOWEVER, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than the minimum denomination for a Note established herein.

     The Trustee shall promptly notify the Company and the Note Registrar (if other than itself) in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.


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

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal of such Notes which has been or is to be redeemed.

     SECTION 1104. NOTICE OF REDEMPTION.

     Notice of redemption shall be given in the manner provided in Section 106, not less than 30 nor more than 60 days prior to the Redemption Date, to the Holders of Notes to be redeemed. Failure to give notice by mailing in the manner herein provided to the Holder of any Notes designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Notes or portion thereof.

     Any notice that is mailed to the Holder of any Notes in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

     All notices of redemption shall state:

          (1)  the Redemption Date,

          (2)  the Redemption Price,

          (3) if fewer than all Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Notes to be redeemed,

          (4) in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder of such Note will receive, without charge to such Holder, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

          (5) that, on the Redemption Date, the Redemption Price shall become due and payable upon each such Note or portion thereof to be redeemed and that interest thereon shall cease to accrue on and after said date,

          (6) the place or places where such Notes are to be surrendered for payment of the Redemption Price, and

          (7) the CUSIP number of such Notes, if any (or any other numbers used by a Depository to identify such Notes).


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

     Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

     SECTION 1105. DEPOSIT OF REDEMPTION PRICE.

     On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) Money, in funds available for payment by the Trustee on the Redemption Date, in an amount sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) any accrued interest on, all the Notes or portions thereof which are to be redeemed on that date.

     SECTION 1106. NOTES PAYABLE ON REDEMPTION DATE.

     Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with any accrued interest to the Redemption Date; PROVIDED, HOWEVER, that installments of interest on Notes whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the Regular Record Dates therefor according to their terms and the provisions of Section 307.

     If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed therefor in the Note.

     SECTION 1107. NOTES REDEEMED IN PART.

     Any Note which is to be redeemed only in part shall be surrendered at any Office or Agency for such Note (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered. If a Note in global form is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to the Depository for such Note in global form as shall be specified in the Company Order with respect thereto to the Trustee,


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

without service charge, a new Note in global form in a denomination equal to and in exchange for the unredeemed portion of the principal of the Note in global form so surrendered.

                                ARTICLE TWELVE

                      REPAYMENT AT THE OPTION OF HOLDERS

     SECTION 1201. REPAYMENT OPTION UPON DEATH OF HOLDER.

          (1) Upon the death of any Holder of Notes who is a natural Person, and upon the further receipt by the Company or the Trustee of a written request for repayment and satisfaction of the conditions set forth in subsection (2) below, the Company shall be required to pay, in accordance with the terms of this Article, the Repayment Price of, and (except if the Repayment Date shall be an Interest Payment Date) any accrued interest on all or such portion (which portion shall be an integral multiple of $1,000 in excess of the minimum authorized denomination) of the Note or Notes held by the deceased Holder at the date of such Holder's death as requested, provided that the Company shall not be required to make repayment payments aggregating more than $30,000 in principal amount
     (plus accrued interest) in any calendar year on a Note or Notes held by any one deceased Holder or aggregating more than the Maximum Annual Repayment Amount in principal amount (plus accrued interest) in any calendar year on Notes held by any number of deceased Holders. The "REPAYMENT PRICE" of any Note repaid pursuant to this Article shall be 100% of the principal amount thereof. Subject to subsection (2) below, repayment of such Notes shall be made in the order in which requests therefor are received (subject to the aforesaid Maximum Annual Repayment Amount limitation) within 30 days following receipt by the Company or the Trustee of the following:

               (a) a written request for repayment of the Note or Notes signed by a duly authorized representative of the Holder, which request shall set forth the name of the deceased Holder, the date of death of the deceased Holder, and the principal amount of the Note or Notes to be repaid; and

               (b) the certificates representing the Note or Notes to be repaid; and

               (c) evidence satisfactory to the Company and the Trustee of the death of such deceased Holder and the authority of the representative to such extent as may be required by the Trustee.

     Notes not repaid in any calendar year because of the Maximum Annual Repayment Amount may be held by the Trustee at the request of the authorized representative of the deceased Holder and repaid in subsequent years in the order in which such Notes are received.


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

          (2) A Note or Notes held by the deceased Holder shall not be entitled to repayment pursuant to this Section unless all of the following conditions are met:

               (a) the Notes to be repaid shall have been registered on the Note Register in the name of the deceased Holder since the issue date of such Notes or for a period of at least six months prior to the date of the deceased Holder's death, whichever is less; and

               (b) the Company or the Trustee shall have received a written request for repayment within one year after the date of the deceased Holder's death or, in the case of requests for a subsequent repayment of a Note or Notes held by such deceased Holder, within one year after any such preceding request; and

               (c) the Company shall not, after giving effect to such repayment, have made repayment payments aggregating more than the Maximum
          Annual Repayment Amount in principal amount (plus accrued interest) of Notes within any twelve month period; and

               (d) the Company shall not, after giving effect to such repayment, be in default with respect to any Senior Indebtedness; and

               (e) the Company shall not be subject to any law, regulation, agreement or administrative directive preventing such repayment.

          (3) Authorized representatives of a Holder shall include the following: executors, administrators or other legal representatives of an estate; trustees of a trust; joint owners of Notes owned in joint tenancy or tenancy by the entirety; custodians; conservators; guardians; attorneys-in-fact; and other Persons generally recognized as having legal authority to act on behalf of another.

          (4) For purposes of this Section, the death of a natural Person owning a Note or Notes in joint tenancy or tenancy by the entirety with another or others shall be deemed the death of the Holder of the Note or Notes, and the entire principal amount of the Note or Notes so held shall be subject to repayment, together with accrued interest thereon to the Repayment Date, in accordance with the provisions of this Article. For purposes of this Section, the death of a natural Person owning a Note or Notes by tenancy in common shall be deemed the death of a Holder of Note or Notes only with respect to the deceased Holder's interest in the Note or Notes so held by tenancy in common; except that in the event a Note or Notes are held by husband and wife as tenants in common, the death of either shall be deemed the death of the Holder of the Note or Notes, and the entire principal amount of the Note or Notes so held shall be subject to repayment in accordance with the provisions of this Article. A natural Person who, during such Person's lifetime, was entitled to substantially all of the beneficial interests of ownership of Notes will, upon


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

     such Person's death, be deemed the Holder thereof for purposes of this Section, regardless of the registered holder, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers (or Gifts) to Minors Act, community property or other joint ownership arrangements between a husband and wife, and trust arrangements where one Person has substantially all of the beneficial ownership interests in Notes during such Person's lifetime. Beneficial interests shall include the power to sell, transfer or otherwise dispose of Notes and the right to receive the proceeds therefrom, as well as principal thereof and interest thereon.

          (5) If Notes are issued in global form (i.e., in the name of the nominee of a Depository for purposes of book-entry transfer) the Company or the Trustee may adopt appropriate procedures to allow beneficial owners of Notes to obtain payment in accordance with the requirements of the Depository in the event of a request for repayment of the Notes pursuant to this Section.

     SECTION 1202. DEPOSIT OF REPAYMENT PRICE.

     Within 30 days after the receipt by the Company or the Trustee of any request for repayment of a Note or Notes or any portion thereof duly made pursuant to Section 1201, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of Money sufficient to pay the Repayment Price of, and (except if the Repayment Date shall be an Interest Payment Date) any accrued interest on all the Notes or portions thereof which are to be repaid on that date.

     SECTION 1203. NOTES PAYABLE ON REPAYMENT DATE.

     A written request having been made as aforesaid, the Note or Notes so to be repaid shall, on the Repayment Date, become due and payable at the Repayment Price, and from and after such date (unless the Company shall default in the payment of the Repayment Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for repayment in accordance with said request, such Note shall be paid by the Company at the Repayment Price, together with any accrued interest to the Repayment Date; PROVIDED, HOWEVER, that installments of interest on Notes whose Stated Maturity is on or prior to the Repayment Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the Regular Record Dates therefor according to their terms and the provisions of Section 307.

     If any Note to be repaid shall not be so paid upon surrender thereof for repayment, the principal, until paid, shall bear interest from the Repayment Date at the rate prescribed therefor in the Note.


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

     SECTION 1204. NOTES REPAID IN PART.

     Any Note which is to be repaid only in part shall be surrendered at any office or Agency for such Note (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, containing identical terms and provisions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unpaid portion of the principal of the Note so surrendered. If a Note in global form is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to the Depository for such Note in global form as shall be specified in the Company Order with respect thereto to the Trustee, without service charge, a new Note in global form in a denomination equal to and in exchange for the unpaid portion of the principal of the Note in global form so surrendered.


                               ARTICLE THIRTEEN

                             SUBORDINATION OF NOTES

     SECTION 1301. NOTES SUBORDINATED TO SENIOR INDEBTEDNESS.

          (1) The Company covenants and agrees, and each Holder of Notes, by such Holder's acceptance thereof, likewise covenants and agrees, and for purposes of Section 508 consents, that the indebtedness represented by the Notes and the payment of the principal of and interest on each and all of the Notes is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness.

          (2) The Trustee, the Company and the Holders of Notes hereby agree that, until all Senior Indebtedness has been paid in full, the Holders of Notes shall be permitted to retain only the following payments of principal and interest paid by the Company in respect of Notes (all such payments being referred to herein as "PERMITTED PAYMENTS"), and all such payments that are not Permitted Payments will be turned over by the Trustee or the Holders of Notes to the holder or holders of Senior Indebtedness or any agent therefor (a "SENIOR AGENT") for the benefit of the holder or holders of Senior Indebtedness:

               (a) principal payment of the Notes, whether (i) at the Stated Maturity, (ii) at the Company's option as provided in Article Eleven,
          (iii) as a result of the death of one or more Holders as provided in
          Section 1201 or (iv) following exercise by a Holder of the repurchase rights provided in Section 1401; provided


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

          that all such principal payments are subject to the restrictions set forth in Section 1301(3) hereof; and

               (b) payments of interest in respect of the Notes; provided that all such principal payments are subject to the restrictions set forth in Section 1301(3) hereof.

          (3) From and after the receipt by the Trustee of a written notice (the "Default Notice") from the holder or holders of not less than 51% in principal amount of the outstanding Senior Indebtedness or any Senior Agent specifying that an event of default under any Senior Indebtedness (a "Senior Event of Default") has occurred, the Company may not make any principal payments described in Section 1301(2)(a) or interest payments described in Section 1301(2)(b) to the Holders of Notes and neither the Trustee nor the Holders of not less than 25% in principal amount of the Outstanding Notes may accelerate the maturity of such Notes as provided in Section 502, until the first to occur of the following:

               (a)  such Senior Event of Default is cured, or

               (b) such Senior Event of Default is waived by the holders of such Senior Indebtedness or the Senior Agent, or

               (c) the expiration of 180 days after the date the Default Notice is received by the Trustee, if the maturity of such Senior Indebtedness has not been accelerated at such time.

          Upon payment in full of the Senior Indebtedness, payment of principal and interest may be made to the Holders of Notes.

          (4) Upon a payment or distribution to creditors of the Company in a liquidation, dissolution, or winding up of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property or an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities:

               (a) the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon in respect of principal and interest, or adequate provision shall be made for such payment, before the Holders of any of the Notes are entitled to receive any payment on account of the principal of or interest on the indebtedness evidenced by the Notes;

               (b) any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities (other than securities of

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

          the Company as reorganized or readjusted or securities of the Company or any other Corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article with respect to the Notes, to the payment of all Senior Indebtedness, provided that the rights of the holders of Senior Indebtedness are not impaired by such reorganization or readjustment), to which the Holders of any of the Notes or the Trustee would be entitled except for the provisions of this Article shall be paid or delivered by the person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or any Senior Agent, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders of the indebtedness evidenced by the Notes or to the Trustee under this Indenture; and

               (c) in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other Corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article with respect to the Notes, to the payment of all Senior Indebtedness, provided that the rights of the holders of Senior Indebtedness are not impaired by such reorganization or readjustment), shall be received by the Trustee or the Holders of any of the Notes before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over to the holders of such Senior Indebtedness or any Senior Agent, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness.

          (5) The Holders and the Trustee acknowledge that the holders of Senior Indebtedness and the Holders of Notes, respectively, are entitled to exercise certain rights and powers with respect to the Company from time to time, whether before or after an occurrence of an Event of Default, and the exercise of any such right or power by one creditor may preclude the exercise of a similar right or power by one or more other creditors (any such right or power being herein called an "Exclusive Power"). To the extent that any holder or holders of Senior Indebtedness or any Senior Agent actually exercises any Exclusive Power, then the Trustee and the Holders of Notes agree to refrain from exercising any substantially similar Exclusive Power to the extent necessary to permit the holders of Senior Indebtedness to benefit from their actions.


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


          (6) Any renewal or extension of the time of payment of any Senior Indebtedness of the Company or the exercise by the holders of Senior Indebtedness of the Company or any Senior Agent of any of their rights under any instrument creating or evidencing Senior Indebtedness of the Company, including without limiting the waiver of default thereunder, may be made or done all without notice to or assent from the Holders of the Notes or the Trustee. No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Indebtedness of the Company is outstanding or of such Senior Indebtedness of the Company, whether or not such relief is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Article Thirteen or of the Notes relating to the subordination thereof.

          (7) Notices to holders of Senior Indebtedness shall be made to each holder of Senior Indebtedness or, if holders of Senior Indebtedness have appointed a Senior Agent, then to such Senior Agent, and shall be made in the manner specified in the document evidencing such holder's Senior Indebtedness if such a manner is so specified therein.

          (8) References in this Article Thirteen to "payment in full of all Senior Indebtedness" shall mean payment in cash unless the holders of such Senior Indebtedness or the Senior Agent consent to payment through other means, including but not limited to restricted notes or in-kind payments.

     SECTION 1302. SUBROGATION.

     Subject to the payment in full of all Senior Indebtedness, the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or Notes of the Company applicable to such Senior Indebtedness until all amounts owing on the Notes shall be paid in full, and, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Notes, no such payment or distribution made to the holders of Senior Indebtedness by virtue of this Article which otherwise would have been made to the Holders of the Notes shall be deemed to be a payment by the Company on account of the Senior Indebtedness, and no such payments or distributions to the Holders of the Notes of cash, property or Notes otherwise distributable to the holders of Senior Indebtedness shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Notes, be deemed to be a payment by the Company on account of the Notes, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of Senior Indebtedness, on the other hand.


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

     SECTION 1303. OBLIGATION OF COMPANY UNCONDITIONAL.

     Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness in respect of cash, property or Notes of the Company received upon the exercise of any such remedy.

     Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent or other person making any payment or distribution, delivered to the Trustee or to the Holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount paid or distributed thereon and all other facts pertinent thereto or to this Article.

     SECTION 1304. PAYMENTS ON NOTES PERMITTED.

     Nothing contained in this Article or elsewhere in this Indenture, or in any of the Notes, shall affect the obligation of the Company to make, or prevent the Company from making, payment of the principal of and interest on the Notes in accordance with the provisions hereof and thereof, except as otherwise provided in this Article.

     SECTION 1305. EFFECTUATION OF SUBORDINATION BY TRUSTEE.

     Each Holder of Notes, by such Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

     SECTION 1306. NOTICE TO TRUSTEE AND KNOWLEDGE OF TRUSTEE.

     Notwithstanding the provisions of this Article or any other provisions of this Indenture, the Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness


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and shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of Moneys to or by the Trustee, or the taking of any other action by the Trustee, unless and until the Trustee shall have received written notice thereof from the Company, any Holder of Notes, any Paying Agent of the Company or the holder or representative of any class of Senior Indebtedness.

     The Company shall give written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Prior to the receipt of such notice, the Trustee shall be entitled in all respects to assume that no such facts exist.

     SECTION 1307. TRUSTEE MAY HOLD SENIOR INDEBTEDNESS.

     The Trustee shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

     SECTION 1308. RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS NOT IMPAIRED.

     No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.


                                ARTICLE FOURTEEN

                           RIGHT TO REQUIRE REPURCHASE

     SECTION 1401. RIGHT TO REQUIRE REPURCHASE.

     In the event that there shall occur a Repurchase Event (as defined in Section 1407), then each Holder shall have the right, at such Holder's option, to require the Company to purchase, and upon the exercise of such right, the Company shall purchase, all or any part of such Holder's Notes on the date (the "Repurchase Date") that is 30 days after the date the Company gives notice of the Repurchase Event as contemplated in Section 1402(a) at a price (the "Repurchase Price") equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the Repurchase Date. Such right to require the repurchase of Notes shall not continue after a discharge of the Company from its obligations with respect to the Notes in accordance with Article Four.


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

     SECTION 1402. NOTICE; METHOD OF EXERCISING REPURCHASE RIGHT.

          (1) On or before the 15th day after the Repurchase Event, the Company, or, upon Company Request transmitted to the Trustee within 5 days of such Repurchase Event, the Trustee (in the name and at the expense of the Company), shall give notice of the occurrence of the Repurchase Event and of the repurchase right set forth herein arising as a result thereof by first-class mail, postage prepaid, to each Holder of the Notes at such Holder's address appearing in the Note Register. The Company shall also deliver a copy of such notice of a repurchase right to the Trustee.

          Each notice of a repurchase right shall state:

          (a) that the notice is being made pursuant to Section 1401 and a description of the circumstances triggering the repurchase right,

          (b) the Repurchase Date,

          (c) the date by which the repurchase right must be exercised,

          (d) the Repurchase Price,

          (e) the instructions a Holder must follow to exercise a repurchase right, and

          No failure of the Company to give the foregoing notice shall limit any Holder's right to exercise a repurchase right. The Trustee shall have no affirmative obligation to determine if there shall have occurred a Repurchase Event.

          (2) To exercise the repurchase right, a Holder shall deliver to the Company (or an agent designated by the Company for such purpose in the notice referred to in (1) above) and to the Trustee on or before the fifteenth (15th ) day prior to the Repurchase Date (i) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Note or Notes (or portion of a Note) to be repurchased, and a statement that an election to exercise the repurchase right is being made thereby, and (ii) the Note or Notes with respect to which the repurchase right is being exercised, duly endorsed for transfer to the Company. Such written notice shall be irrevocable following the close of business on the fifth
     (5th) day prior to the Repurchase Date; PROVIDED, HOWEVER, that the Company, in its sole and absolute discretion, may consent to the withdrawal of any Notes after such date and prior to the Repurchase Date. If the Repurchase Date falls between any Regular Record Date

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

     and the next succeeding Interest Payment Date, Notes to be repurchased must be accompanied by a check from the Holder of an amount equal to the interest thereon which the registered Holder thereof is to receive on such Interest Payment Date. Upon receipt of any such check, the Trustee shall forward such check to the Company.

          (3) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall on the Repurchase Date pay or cause to be paid in cash to the Holder thereof the Repurchase Price of the Note or Notes as to which the repurchase right had been exercised. In the event that a repurchase right is exercised with respect to less than the entire principal amount of a surrendered Note, the Company shall execute and deliver to the Trustee and the trustee shall authenticate for issuance in the name of the Holder a new Note or Notes in the aggregate principal amount of the unrepurchased portion of such surrendered Note.

     SECTION 1403. DEPOSIT OF REPURCHASE PRICE.

     On or before the Repurchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money, which shall be good funds on the Repurchase Date, sufficient to pay the Repurchase Price of the Notes which are to be repurchased on the Repurchase Date.

     SECTION 1404. NOTES NOT REPURCHASED ON REPURCHASE DATE.

     If a Note surrendered for repurchase shall not be so paid on the Repurchase Date, the principal shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at a rate per annum borne by such Note.

     SECTION 1405. NOTES REPURCHASED IN PART.

     Any Note which is to be repurchased only in part shall be surrendered at any office or agency of the Company designated for that purpose pursuant to
Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.


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

     SECTION 1406. PRIORITY OF REPURCHASE RIGHTS.

     If the Repurchase Event is effected with respect to Junior Indebtedness, the Holders of the Notes requiring the Company to repurchase Notes must be paid in full pursuant to the terms and conditions of this Article Fourteen prior to any payments being made to the Holders of Junior Indebtedness. If the Repurchase Event is effected with respect to Subordinated Indebtedness that is pari passu with the Notes, the Holders of the Notes requiring the Company to repurchase Notes must be paid concurrently with the Holders of the pari passu Subordinated Indebtedness.

     SECTION 1407. DEFINITION OF REPURCHASE EVENT.

     For purposes of this article, a "Repurchase Event" shall have occurred upon the occurrence of any event requiring that the Company repurchase, or make an offer to repurchase, any Subordinated Indebtedness, whether now outstanding or issued in the future, other than the Notes, including, without limitation, the repurchase options contained in the Section 1010 and Article Fourteen of the Indenture dated as of November 27, 1995 between the Company and First Interstate Bank of Texas, National Association, issued with respect to the Company's 8% Convertible Subordinated Debentures Due 2005.

                                *  *  *  *  *

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


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

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals, if any, to be hereunto affixed, all as of the day and year first above written.

[SEAL]                                 AMRESCO, INC.



                                       By /s/ ROBERT H. LUTZ, JR.
                                          ------------------------------------
                                          Name: Robert H. Lutz, Jr.
                                          Title: Chairman and Chief Executive
                                                  Officer

Attest:


/s/ L. KEITH BLACKWELL
------------------------------



[SEAL]                                 BANK ONE, COLUMBUS, N.A., AS TRUSTEE



                                       By /s/ VICTORIA A. PAVLICK
                                          ------------------------------------
                                          Name: Victoria A. Pavlick
                                          Title: Authorized Signer

Attest:

/s/ MARK HOWARD
------------------------------



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